                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                            VALUEVISION MEDIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                            VALUEVISION MEDIA, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                                                                    May 22, 2006

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of ValueVision Media, Inc., a Minnesota corporation, to be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on Wednesday, June 21, 2006 at 9:00 a.m. central time.

     The enclosed notice of annual meeting of shareholders and proxy statement describe the matters to come before the meeting.

     We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please take the time to vote. You may vote through the Internet, by calling a toll-free telephone number or by completing the enclosed proxy card and mailing it in the enclosed envelope. See the enclosed proxy card for more details on voting. Please send your proxy through the Internet, telephone or mail as soon as possible so that your proxy is received prior to the meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes.

                                          Sincerely,

                                          /s/ WILLIAM LANSING
                                          William J. Lansing
                                          President and Chief Executive Officer

                            ------------------------

                             YOUR VOTE IS IMPORTANT

     EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID REPLY ENVELOPE PROVIDED. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED.

                            ------------------------

                            VALUEVISION MEDIA, INC.

                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 21, 2006
                         ------------------------------

To the Shareholders of ValueVision Media, Inc.:

     The annual meeting of shareholders of ValueVision Media, Inc. will be held at our offices located at 6690 Shady Oak Road, Eden Prairie (Human Resources Entrance), Minnesota on Wednesday, June 21, 2006 at 9:00 a.m. central time, or at any adjournments or postponements thereof. The meeting is being held for the purpose of considering and taking appropriate action with respect to the following:

     1. to elect nine directors, six of whom will be elected by the holders of shares of our common stock voting separately as a class, and three of whom will be elected by the holders of shares of our Series A Redeemable Convertible Preferred Stock voting separately as a class;

     2. to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007; and

     3. to amend and restate our 2004 Omnibus Stock Plan to increase the number of shares available for issuance by 2,000,000 shares;

as well as to transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 28, 2006 will be entitled to receive notice of and to vote at the meeting or any adjournments thereof. This notice and proxy statement was first sent to shareholders on or about May 22, 2006.

     A proxy card for the meeting is enclosed. Whether or not you plan to attend the meeting in person, you are requested to vote your proxy either (1) through the Internet at the address listed on the proxy card, (2) by calling a toll-free telephone number listed on the proxy card or (3) by marking, signing and dating the proxy card and mailing it in the enclosed envelope. If you have returned your proxy through the Internet, telephone or mail, you may revoke your proxy by following the instructions in the enclosed proxy statement and vote on all matters submitted at the meeting at any time prior to the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS, INCLUDING VOTING IN FAVOR OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM LANSING
                                          William J. Lansing
                                          President and Chief Executive Officer

May 22, 2006
Eden Prairie, Minnesota

                            VALUEVISION MEDIA, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                         ------------------------------

                                PROXY STATEMENT
                                    FOR THE
                      2006 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 21, 2006

                         ------------------------------

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by our board of directors for use in connection with our annual meeting of shareholders to be held on Wednesday, June 21, 2006 at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, at 9:00 a.m., central time, and at any adjournments or postponements. Our telephone number is (952) 943-6000. The mailing of this proxy statement and our board of directors' form of proxy to shareholders will commence on or about May 22, 2006.

     The board of directors requests that you vote on the proposals described in this proxy statement. You are invited to attend the meeting, but you do not need to attend the meeting in order to vote your shares. Instead, you may follow the instructions below to vote your shares over the telephone or on the Internet, or you can complete, sign and return the enclosed proxy card.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting we will ask our shareholders to vote on three matters:

     1. to elect a board of directors of nine directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified, six of whom are elected by the holders of our common stock voting separately as a class and three of whom are elected by the holders of our Series A redeemable convertible preferred stock, known as our preferred stock, voting separately as a class;

     2. to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007; and

     3. to amend and restate our 2004 Omnibus Stock Plan to increase the number of shares available for issuance by 2,000,000 shares;

as well as to transact other business that may properly be brought before the meeting.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only shareholders of record at the close of business on April 28, 2006 will be entitled to vote at the meeting or adjournments thereof. At the close of business on the record date, we had 37,342,503 shares of our common stock outstanding and entitled to vote. In addition, there were 5,339,500 shares of preferred stock outstanding and entitled to vote, all of which were held by GE Capital Equity Investments, Inc., known as GE Commercial Finance -- Equity or GE Equity. Every share is entitled to one vote on each matter that comes before the meeting.

     With respect to proposal 1, the holders of the common stock, voting separately as a class, are entitled to elect six directors and the holders of the preferred stock, voting separately as a class, are entitled to elect three directors. The holders of the common stock and the preferred stock will vote together as one class at the meeting on proposals 2 and 3, with the holders of the preferred stock voting on an as converted to common stock basis, meaning the holders of preferred stock will be entitled to 5,339,500 votes on proposals 2 and 3. The common stock and preferred stock are collectively referred to in this proxy statement as the voting securities.

WHO IS ENTITLED TO ATTEND THE MEETING?

     Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the meeting in person. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), and you wish to vote your shares at the meeting, instead of by proxy, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

     With respect to proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of (a) the common stock entitled to a separate class vote on six directors at the meeting will constitute a quorum for purposes of this class vote and (b) the preferred stock entitled to a separate class vote on three directors at the meeting will constitute a quorum for purposes of these class votes. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of voting securities entitled to vote at the meeting (with the preferred stock considered on an as converted to common stock basis) will constitute a quorum for the combined class votes on proposals 2 and 3.

     If a quorum is present, the meeting can proceed. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

HOW DO I VOTE?

     Proxies in the accompanying form that are properly signed and returned to us, voted by telephone or through the Internet in accordance with the voting instructions set forth below, and not revoked, will be voted in the manner specified.

     To vote by mail (preferred shareholders must vote by mail):

     - Mark your selections on the proxy card.

     - Date and sign your name exactly as it appears on your proxy card.

     - Mail the proxy card in the enclosed postage-paid envelope (we must receive the mailed proxy card prior to the meeting).

     To vote by Internet:

     - Go to the web site printed on your proxy card 24 hours a day, seven days a week.

     - Complete the electronic ballot and submit your voting instructions.

     To vote by telephone:

     - From a touch-tone telephone, call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week.

     - Follow the simple recorded instructions.

     If you are a registered shareholder and attend the annual meeting, you may deliver your proxy in person. If you hold your shares in "street name," you need to obtain a proxy form from the institution that holds your shares. Shareholders who hold shares through a broker or agent should follow the voting instructions received from that broker or agent.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our corporate secretary either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON VOTING MY SHARES?

     Our board of directors recommends a vote for the election of each of the nominees to the board of directors set forth in proposal 1 to constitute the board of directors; for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm and for approval of the amendment and restatement of the 2004 Omnibus Stock Plan. If any other matters come up for a vote at the meeting, the proxy holders will vote in line with the recommendations of the board of directors or, if there is no recommendation, at their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. With respect to proposal 1, six directors are to be elected by the holders of our common stock voting separately as a class and three directors are to be elected by the holders of our preferred stock voting separately as a class. In each separate class vote, the directors will be elected by a plurality of the votes cast by the holders of the outstanding shares of common stock and preferred stock, as applicable, present in person or by proxy and entitled to vote. For this purpose, a properly executed proxy marked "WITHHELD" with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will have no effect on the outcome of the vote on the election of directors.

     The affirmative vote of the holders of a majority of the outstanding shares of voting securities (voting as a single class) present in person or by proxy and entitled to vote is required to ratify proposals 2 and 3.

     OTHER ITEMS. For all other items that properly come before the meeting, the affirmative vote of a majority of the outstanding voting securities entitled to vote and present in person or represented by proxy at the meeting is required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

     If shareholders indicate on their proxy that they wish to abstain from voting on a particular proposal, including brokers holding their customers' shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be considered cast with respect to the proposal for which they abstain from voting and will not be taken into account in determining the outcome of any of those proposals. Accordingly, an abstention will have the effect of a "NO" vote.

     If a shareholder does not give a broker holding the shareholder's shares instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against "routine" matters, such as the election of directors and the ratification of Deloitte & Touche LLP as our independent auditors. Brokers cannot vote on their customers' behalf on "non-routine" proposals, such as the approval of the amendment and restatement of our 2004 Omnibus Stock Plan. These rules apply to us notwithstanding the fact that shares of our common stock are traded on The Nasdaq National Market. If a broker votes shares that are unvoted by its customers for or against a "routine" proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of the "routine" proposals on which they are cast. Shares held by a broker on behalf of a shareholder will not be considered cast with respect to any "non-routine" proposals and will not be taken into account in determining the outcome of any "non-routine" proposals.

MAY THE MEETING BE ADJOURNED?

     If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

WHO PAYS THE EXPENSES INCURRED IN CONNECTION WITH THE SOLICITATION OF PROXIES?

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mail, certain directors, officers and regular employees may solicit proxies by telephone, the Internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares. We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

HOW MAY I OBTAIN ADDITIONAL COPIES OF THE ANNUAL REPORT?

     Our annual report for our fiscal year ended February 4, 2006, including audited financial statements, is enclosed. The annual report is also available online at www.valuevisionmedia.com. For additional printed copies, which are available without charge, please contact our corporate secretary by mail at ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

WHAT IS THE DEADLINE FOR SUBMITTING A SHAREHOLDER PROPOSAL FOR THE 2007 ANNUAL MEETING?

     We must receive shareholder proposals intended to be presented at the 2007 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than January 10, 2007. We must receive any other shareholder proposals intended to be presented at the 2007 annual meeting of shareholders at our principal executive office no later than March 23, 2007. The inclusion of any shareholder proposals in those proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8. Written copies of all shareholder proposals should be sent to ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

                                  PROPOSAL #1

                             ELECTION OF DIRECTORS

     Nine directors will be elected at the meeting. Six of the directors will be voted upon and elected by the holders of shares of common stock voting separately as a class. Three of the directors will be voted upon and elected by the holders of shares of preferred stock voting separately as a class. Each director will hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or his earlier resignation or removal. All of these director nominees have consented to serve as a director, if elected. Proxies solicited by the board will, unless otherwise directed, be voted to elect these nine nominees to constitute the entire board.

     Our articles of incorporation initially set the size of the board at seven directors (with the holders of the preferred stock entitled to elect two of the seven directors and the holders of the common stock entitled to elect up to five directors), but our by-laws further provide that the number of directors may be increased (or decreased) by majority vote of the board of directors. On February 25, 2004, the board of directors increased the size of the board to nine directors. In connection with this increase, the board further provided that the holders of shares of preferred stock would be entitled to elect up to three of the nine directors and the holders of common stock would be entitled to elect up to six directors.

     The following table sets forth certain information concerning the persons who are nominated for election to the board of directors.

                                          DIRECTOR
NAME                             AGE       SINCE           POSITIONS CURRENTLY HELD WITH THE COMPANY
----                             ---   --------------   -----------------------------------------------
William J. Lansing.............  48         2003        President, Chief Executive Officer and Director
Marshall S. Geller.............  67         1993        Chairman of the Board
James J. Barnett...............  48         2004        Director
John D. Buck...................  55         2004        Director
Ronald J. Herman, Jr.(1).......  43         2004        Director
Douglas V. Holloway(1).........  51         2004        Director
Jay Ireland(1).................  51         2003        Director
Robert J. Korkowski............  65         1993        Director
George A. Vandeman.............  66         2005        Director

-------------------------

(1) Messrs. Herman, Holloway and Ireland are the nominees of the holders of shares of preferred stock.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF COMMON STOCK

     WILLIAM J. LANSING joined our company as president and chief executive officer in December 2003 and is also a member of our board of directors. Prior to joining us, Mr. Lansing was a partner at General Atlantic Partners, a global private equity firm, from March 2000 to December 2003. From March 2000 to August 2001, Mr. Lansing was chief executive officer of NBC Internet, a Nasdaq-listed company that was acquired by General Electric in 2001. Mr. Lansing served as president and later as chief executive officer of Fingerhut Companies from March 1998 to March 2000, then the nation's second largest catalog retailer and a NYSE-listed company, where he managed the sale and transition of the company to Federated Department Stores. Subsequent to the acquisition, he was appointed the additional role of chairman of Federated Direct with the added responsibilities of Macys-by-Mail and Macys.com. Prior to Fingerhut, Mr. Lansing was at General Electric, where he served as vice president of business development, reporting to chairman Jack Welch. Prior to his role at General Electric, Mr. Lansing was chief operating officer of Prodigy, Inc., where he launched the company's flagship Prodigy Internet offering. Earlier, Mr. Lansing was a partner at McKinsey & Company. Mr. Lansing currently serves on the board of directors of Digital River, Inc., RightNow Technologies, Inc. and Fair Isaac Corporation.

     MARSHALL S. GELLER is co-founder and senior managing director of St. Cloud Capital, a Los Angeles based private investment fund formed in December 2001. He is also chairman, chief executive officer and founding partner of Geller & Friend Capital Partners, Inc., a private merchant bank formed in 1995. Mr. Geller has spent more than 40 years in corporate finance and investment banking, including 21 years as a senior managing director of Bear, Stearns & Co. with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller currently serves as a director on the boards of 1st Century Bank, Los Angeles, GP Strategies Corporation, Blue Holdings, Inc. and National Holdings Corp. and is on the Board of Governors of Cedars Sinai Medical Center, Los Angeles. Mr. Geller serves on the Dean's Advisory Council for the College of Business & Economics at California State University, Los Angeles.

     JAMES J. BARNETT has served as chairman and chief executive officer of Turn Inc., a provider of Internet advertising services, since December 2004. Previously, he served as the president of the search division of Overture Services, Inc., a wholly-owned subsidiary of Yahoo! Inc., from May 2003 to November 2003. Mr. Barnett joined Overture with the acquisition of AltaVista Inc., where he was president and chief executive officer from 2001 to 2003. Prior to joining AltaVista, Mr. Barnett was president of MyFamily.com from October 2000 to June 2001. He served as president and chief executive officer of ThirdAge Media, which was acquired by MyFamily.com, from 1999 to 2000. Prior to joining ThirdAge Media, Mr. Barnett also held the president and chief executive officer positions at Infogrames North America and Accolade, Inc., two interactive entertainment companies, from 1994 to 1999. Mr. Barnett is also currently serving as the chairman of SideStep, Inc.

     JOHN D. BUCK has served as the chief executive officer and owner of Whitefish Ventures, LLC, a provider of financial and general business services to small business enterprises, since 2000. Prior to joining Whitefish Ventures, Mr. Buck served as president and chief operating officer of Fingerhut Companies from 1996 to 2000. Mr. Buck also currently serves as non-executive chairman of the board of Medica, the second largest health plan in Minnesota. He also serves on the board of directors of ATS Medical, Inc. and Halo Innovations. Previously, Mr. Buck held senior executive management positions at Graco Inc., Honeywell Inc., and Alliant Techsystems Inc.

     ROBERT J. KORKOWSKI, from 1989 until his retirement in 1996, was the senior vice president of finance and a director of Opus Corporation, a privately held real estate development and construction company. From 1986 to 1989, Mr. Korkowski was the vice president and chief financial officer of National Computer Systems, Inc., an information systems company. From 1974 to 1986, Mr. Korkowski was executive vice president and chief financial officer of G. Heileman Brewing Company. Mr. Korkowski served as a director of Redline Performance Products, Inc. beginning in 2003 until August 2004. On August 28, 2004, Redline Performance Products filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Minnesota.

     GEORGE A. VANDEMAN has been the principal of Vandeman & Co., a private investment firm, since he retired in July 2000 from Amgen Inc., the world's largest biotechnology company, and where he continues as a part-time special advisor. From 1995 to 2000, Mr. Vandeman was senior vice president and general counsel of Amgen and a member of its Operating Committee. Immediately prior to joining Amgen in July 1995, Mr. Vandeman was a senior partner and head of the mergers and acquisitions practice at the international law firm of Latham & Watkins, where he worked for nearly three decades. Mr. Vandeman is a member and past chair of the board of councilors at the University of Southern California Law School.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF PREFERRED STOCK

     RONALD J. HERMAN, JR. has been the president and chief executive officer of GE Equity since June 2003. Prior to his current role, Mr. Herman was general manager of corporate mergers and acquisitions for General Electric Company from 1993 to June 2003. General Electric has employed Mr. Herman in a variety of positions for over 20 years, primarily relating to mergers and acquisitions and private equity. Mr. Herman also serves as a director of the GEMS Asia Investment Fund.

     DOUGLAS V. HOLLOWAY has been president of cable investments for NBC Universal Cable since May 2004, and in such capacity oversees NBC Universal's joint ventures in cable, which include our company,

A&E Networks, NBC Weather Plus and National Geographic International. From 1998 until he assumed his current position, Mr. Holloway was president of network distribution and affiliate relations for USAi (which became Universal Television upon the sale of USAi to Vivendi in 2002), where his responsibilities included distribution, affiliate marketing and affiliate relations for USA Network, Sci-Fi Channel, Trio and News World International. Previously, he held senior positions for USAi and USA Network. Mr. Holloway currently serves on the board of directors of the Cable and Telecommunications Association for Marketing
(CTAM), the CTAM Foundation, the National Association for Multi-Ethnicity in Communications (NAMIC), the NAMIC Foundation, the Westchester Clubman Foundation, and is a member of the board of trustees for Emerson College.

     JAY IRELAND was appointed president of the NBC Universal Television Stations in May 2004, after having served as president of NBC Television Stations since November 1999. He has overall executive responsibility for the operations of NBC Universal's 14 owned-and-operated NBC television stations and its 16 Spanish language televisions stations -- 15 affiliated with the Telemundo network and one independent Spanish language station. Mr. Ireland is chairman of the board of directors of NBC Weather Plus, and is also a GE officer. Before joining NBC, Mr. Ireland had been chief financial officer of GE Plastics from 1997 through November 1999. Mr. Ireland started his career with General Electric in 1980.

     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If one or more of these nominees becomes unable or unwilling to serve at the time of the meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominees designated by the board of directors or, if none, the size of the board of directors may be reduced accordingly. The board of directors does not anticipate that any nominee will be unavailable or unable to serve.

          OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
           FOR THE ELECTION OF EACH OF THE NINE NOMINEES LISTED ABOVE
                     TO CONSTITUTE OUR BOARD OF DIRECTORS.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

     Persons interested in communicating with the board of directors are encouraged to contact the chairman of the board, all outside directors as a group or an individual director by submitting a letter or letters to the desired recipients in sealed envelopes labeled with "chairman of the board" or the names of specified directors. This letter should be placed in a larger envelope and mailed to ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. The corporate secretary will forward the sealed envelopes to the designated recipients.

ATTENDANCE AT SHAREHOLDER MEETINGS

     The directors are encouraged, but not required, to attend all meetings of our shareholders. All of our then-serving directors attended our 2005 annual meeting of shareholders.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     Our business and affairs are managed by the board of directors, which held ten meetings during our fiscal year ended February 4, 2006, known as fiscal 2005. Committees established and maintained by the full board of directors include the audit committee, the human resources and compensation committee, the corporate governance and nominating committee and the satellite and cable distribution committee. From time to time the board of directors also may establish additional committees for specific purposes. During fiscal 2005, each director attended 75% or more of the aggregate of the total number of meetings of the board of directors and total number of meetings held by all committees of the board of directors on which he served. Messrs. Barnett, Buck, Geller, Herman, Holloway, Ireland, Korkowski and Vandeman, constituting a majority of the Board, have been determined to be independent as that term is used in
Section 10A of the Exchange Act of 1934 and as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Audit Committee

     During fiscal 2005, the audit committee consisted of Messrs. Korkowski (as chairman of the committee), Barnett and Geller. On April 28, 2006, the board of directors additionally appointed Mr. Herman to the audit committee. The audit committee held five meetings during fiscal 2005. The audit committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee (1) reviews our audited financial statements and recommends to the board of directors that the audited financial statements be included in our annual report on Form 10-K, (2) recommends to the board of directors the selection of the independent registered public accounting firm to audit our books and records, (3) reviews our accounting and auditing principles and procedures with a view toward providing for adequate internal controls and reliable financial records and (4) approves all fees of, as well as the provision of any non-audit services by, our independent registered public accounting firm. To this end, the audit committee oversees our financial reporting process by, among other things, reviewing and reassessing the audit committee charter, reviewing with the independent auditors the plans and results of the auditing engagement, recommending and taking action to oversee the independence of our independent registered public accounting firm, and recommending to the full board the engagement of our independent registered public accounting firm. The audit committee charter was amended in 2004 and complies with the standards set forth in Securities and Exchange Commission regulations and the Nasdaq Stock Market's independent director and audit committee listing standards. A copy of the audit committee charter was included as an appendix to the proxy statement for our 2004 annual meeting of shareholders and is available, as amended, on our website at www.valuevisionmedia.com.

     All members of the audit committee are independent as that term is used in
Section 10A of the Securities Exchange Act of 1934, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. The board of directors has determined that Mr. Korkowski, a member of the audit committee, is an audit committee financial expert as defined by the Securities and Exchange Commission's regulations.

Human Resources and Compensation Committee

     At the beginning of fiscal 2005, the human resources and compensation committee, known as the compensation committee, consisted of Messrs. Buck (as chairman of the committee), Korkowski and Allen Morgan. On August 24, 2005, Mr. Morgan resigned from the board of directors and the compensation committee, and Mr. Vandeman was elected to the board of directors and the compensation committee. On April 28, 2006, the board of directors additionally appointed Mr. Ireland to the compensation committee. All members of the compensation committee during fiscal 2005 were independent directors as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The responsibilities of the compensation committee are set forth in the compensation committee charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations and available on our website at www.valuevisionmedia.com. The compensation committee establishes executive compensation strategy and seeks to assure that all executive officers are compensated effectively in a manner consistent with such strategy, internal considerations, competitive practices and the requirements of regulatory agencies. The compensation committee also administers our stock-based incentive plans and approves grants to executive officers made in connection with those plans. The compensation committee met seven times during the last fiscal year.

Corporate Governance and Nominating Committee

     The corporate governance and nominating committee, known as the governance committee, advises and makes recommendations to the board of directors on all matters concerning the selection of candidates as nominees for election as directors, corporate governance, performance of the chief executive officer, compensation of directors and other matters as specified in the governance committee's charter or as directed by the board of directors. At the beginning of fiscal 2005, the governance committee consisted of Messrs. Allen Morgan (as chairman of the committee), Buck, Geller, and Korkowski. On August 24, 2005, Mr. Morgan resigned as a director of the company and as chairman of the governance committee, and Mr. Vandeman was elected to the board of directors and elected as chairman of the governance committee. On April 28, 2006, Mr. Holloway was appointed by the board to serve on the governance committee, bringing the committee's membership to five directors.

     The governance committee has recommended to the board of directors that each of the nominees listed for election to the board of directors in proposal 1 be elected to the board of directors. The governance committee met five times during the last fiscal year. The responsibilities of the governance committee are set forth in the governance committee charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations and available on our website at www.valuevisionmedia.com.

Satellite and Cable Distribution Committee

     The satellite and cable distribution committee was established by the board of directors for purposes of reviewing the company's programming distribution arrangements and consisted of Messrs. Korkowski (as chairman), Barnett and Buck. The committee met six times during the last fiscal year.

CURRENT COMMITTEE MEMBERSHIP CHART

                                                        CORPORATE
                                                      GOVERNANCE &      HUMAN RESOURCES &      SATELLITE & CABLE
                                                       NOMINATING          COMPENSATION           DISTRIBUTION
                                   AUDIT COMMITTEE      COMMITTEE           COMMITTEE              COMMITTEE
                                   ---------------   ---------------   --------------------   --------------------
DIRECTOR
Marshall S. Geller...............         X                 X
William J. Lansing...............
James J. Barnett.................         X                                                             X
John D. Buck.....................                           X                   XX                      X
Ronald J. Herman, Jr. ...........         X
Douglas V. Holloway..............                           X
Jay Ireland......................                                                X
Robert J. Korkowski..............        XX                 X                    X                     XX
George A. Vandeman...............                          XX                    X

-------------------------

 X - Member

XX - Chairperson

DIRECTOR QUALIFICATIONS AND SHAREHOLDER NOMINATIONS FOR DIRECTOR

     The governance committee charter describes the attributes we seek in considering director candidates. We have determined that a majority of our directors should be independent directors. Currently eight of our nine directors, and all members of all of the committees of the board, including the governance committee, are independent directors. The governance committee will consider persons recommended by shareholders in selecting nominees for election to the board of directors. The governance committee recommends qualified individuals who, if added to the board of directors, will provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for our company. The governance committee uses the following guidelines, which are set forth in its charter, in analyzing the qualifications for directors:

     The committee will consider the ability of the director candidate to devote sufficient time to fulfilling his or her duties as a director, the candidate's judgment, skill, experience with businesses and other organizations in industries related to the business of our company (such as finance; mergers & acquisitions; corporate law; consumer merchandising and retail; TV home shopping; TV programming and media; retail operations and fulfillment; direct response marketing; and e-commerce and technology), experience as an executive with a publicly traded company, the interplay of the candidate's experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board and any committees of the board.

Shareholders who wish to suggest qualified candidates should write to:
ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Governance and Nominating Committee, c/o Corporate Secretary. All recommendations should state in detail the qualification of the persons for consideration by the governance committee and should be accompanied by an indication of the person's willingness to serve.

DIRECTOR COMPENSATION

     Through August 2005, we paid our non-employee directors elected by the holders of our common stock an annual retainer of $32,000 each (paid on a quarterly basis). Each of these non-employee directors also received $2,000 for each of the four annual regularly-scheduled in-person board meetings, $1,000 for each of the two annual regularly-scheduled telephonic board meetings and $500 for each scheduled committee meeting. No additional meeting fees were paid for special or additional board or committee meetings. In addition, the non-executive chairman of the board received $8,000 per quarter for serving as non-executive chairman; the chairman of the audit committee received $5,000 per quarter for serving as the audit committee chairman; and each of the chairmen of the compensation committee and the governance committee received $3,000 per quarter for serving as such committee chairman.

     Effective August 2005, we changed our compensation structure for directors and from that time forward began paying our non-employee directors elected by the holders of our common stock an annual retainer of $40,000 each (paid on a quarterly basis). Per meeting fees for directors are no longer paid. The non-executive chairman of the board continues to receive $8,000 per quarter for serving as non-executive chairman; the chairman of the audit committee continues to receive $5,000 per quarter for serving as the audit committee chairman; and each of the chairmen of the compensation committee and the governance committee continue to receive $3,000 per quarter for serving as such committee chairman. In addition, the other members of the audit committee, effective August 2005, began receiving $2,500 per quarter for serving on the audit committee.

     We reimburse all non-employee directors for costs and expenses in connection with their attendance at board and committee meetings.

     The board of directors also periodically grants options to purchase shares of common stock to each non-employee director elected by the holders of shares of common stock in consideration for the director's service on the board. During fiscal 2005, (i) on June 23, 2005, we granted each of Messrs. Barnett, Buck, Geller, Korkowski and Allen Morgan fully-vested options to purchase 20,000 shares of common stock at an exercise price of $10.10 per share and (ii) on August 24, 2005 we granted Mr. Vandeman fully-vested options to purchase 30,000 shares of common stock at an exercise price of $13.10 per share. Following Mr. Morgan's resignation from the board in August 2005, he voluntarily relinquished for no consideration the option grant he received on June 23, 2005 referred to above. All of these options have an exercise price equal to the fair market value of our common stock on the date of grant.

CODE OF BUSINESS CONDUCT AND ETHICS

     We have adopted a business ethics policy applicable to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions. A copy of this business ethics policy is available on our website at www.valuevisionmedia.com. In addition, we have adopted a code of ethics for our chief executive officer and senior financial management; this policy is also available on our website at www.valuevisionmedia.com. We intend to satisfy the disclosure requirements under Form 8-K regarding an amendment to, or waiver from, a provision of our codes of business conduct and ethics by posting this information on our website at the address specified above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the compensation committee is now or has ever been an officer or employee of our company or of any of our subsidiaries. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our board of directors or on our compensation committee. One member of the compensation committee, Mr. Ireland, is an officer of NBC Universal which, together with GE Equity, holds approximately 27% of our equity securities on a diluted basis and which has entered into a number of agreements with our company, including a shareholder agreement, distribution and marketing agreement and trademark license agreement, all as more fully described in the section below entitled "Certain Transactions". Pursuant to the distribution and marketing agreement, our company paid NBC Universal approximately $1.7 million in fees in fiscal 2005 for services relating to cable and satellite distribution and marketing.

                                  PROPOSAL #2

       RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Deloitte & Touche LLP have been our independent registered public accounting firm since fiscal 2002. Upon recommendation from our audit committee, our board of directors selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2006, subject to ratification by our shareholders. While it is not required to do so, our board of directors is submitting the selection of this firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2006.

     A representative of Deloitte & Touche LLP will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

FEES BILLED BY DELOITTE & TOUCHE LLP

     In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by Deloitte & Touche LLP in fiscal 2005 and fiscal 2004 for these various services:

                                                              FISCAL 2005   FISCAL 2004
DESCRIPTION OF FEES                                             AMOUNT        AMOUNT
-------------------                                           -----------   -----------
Audit Fees..................................................   $432,725      $532,742
Audit-Related Fees..........................................     24,500        36,153
                                                               --------      --------
     Total Audit and Audit-Related Fees.....................    457,225       568,895
Tax Fees:
  Tax Compliance Fees.......................................     89,000       134,000
  Tax Consultation and Advice Fees..........................     41,000        46,000
                                                               --------      --------
     Total Tax Fees.........................................    130,000       180,000
All Other Fees..............................................         --            --
                                                               --------      --------
     Total..................................................   $587,225      $748,895
                                                               ========      ========

Audit Fees

     The audit fees set forth above for fiscal 2005 and fiscal 2004 consist of fees billed by Deloitte & Touche LLP for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the audit of our fiscal year-end financial statements and the effectiveness of internal controls over financial reporting, in addition to fees for audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements, such as comfort letters, consents related to Securities and Exchange Commission registration statements, and other services related to Securities and Exchange Commission matters for the fiscal year.

Audit-Related Fees

     The audit-related fees set forth above for fiscal 2005 and fiscal 2004 consist of fees billed by Deloitte & Touche LLP for employee benefit plan audits, agreed-upon procedure letters and consultation regarding Sarbanes-Oxley
Section 404 compliance requirements and other accounting matters in fiscal 2004.

Tax Fees

     The tax compliance fees set forth above consist solely of fees billed by Deloitte & Touche LLP for preparation of federal, state and local income tax returns and Internal Revenue Service audit assistance. The tax consultation and advice fees set forth above for fiscal 2005 and fiscal 2004 consist of fees billed for tax planning regarding various federal and state income and sales and use tax matters, as well as assistance with employee compensation matters.

All Other Fees

     We were not billed any amounts by Deloitte & Touche LLP for other products and services during fiscal 2005 or fiscal 2004.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES AND FEES

     The audit committee charter requires that our audit committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent auditor's independence, prior to engagement for these services. Our audit committee actively monitors the relationship between audit and non-audit services provided. All of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our audit committee.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
         PROPOSAL 2 TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                                  PROPOSAL #3

              AMENDMENT AND RESTATEMENT OF 2004 OMNIBUS STOCK PLAN

INTRODUCTION

     As outlined below, the board of directors is seeking shareholder approval to increase the shares of common stock authorized for issuance under our 2004 Omnibus Stock Plan, known as the 2004 plan, by 2,000,000 shares to 4,000,000 shares and to make certain technical amendments in Section 9(c) of the 2004 plan to the provisions of the 2004 plan relating to the annual grants of options to outside directors to give the board of directors greater flexibility is setting the terms of these options.

     In April 2004, the compensation committee and the board of directors unanimously adopted our 2004 plan, which was subsequently approved by our shareholders. As originally adopted, the 2004 plan authorized the issuance of up to 2,000,000 shares of our common stock pursuant to awards under the 2004 plan.

     As of February 4, 2006, awards (net of canceled or expired awards) covering an aggregate of approximately 1,873,460 shares of our common stock had been granted under the 2004 plan, and only 126,540 shares (plus any shares that might in the future be returned to the 2004 plan as a result of cancellations or expiration of awards) remained available for future grants under the 2004 plan. Under the 2004 plan, awards covering approximately 1,850,409 shares of our common stock remained outstanding as of April 28, 2006. Under the 2004 plan, during fiscal year 2005 we granted no awards to any current executive officers, and to all employees (excluding current executive officers) as a group we granted options to purchase an aggregate of 134,500 shares at a weighted average exercise price of $12.05 per share.

     The compensation committee and the board of directors continue to believe that stock-based compensation programs are a key element in achieving our financial and operations objectives. Our compensation programs have been designed to motivate our management and employees to work towards the common goal of maximizing shareholder return. On April 28, 2006, our board of directors approved the amendment and restatement of the 2004 plan, subject to shareholder approval, to increase the aggregate number of shares of our common stock authorized for issuance under the 2004 plan by 2,000,000 shares, from a total of 2,000,000 shares to a total of 4,000,000 shares, and to provide greater flexibility regarding the grant of annual options to the outside directors.

     In addition to the shares available for awards under the 2004 plan, 490,589 additional shares may be awarded under the 2001 Omnibus Stock Plan as of February 4, 2006. Because of the limited number of shares remaining to be granted to management and employees from the 2004 plan and the 2001 Omnibus Stock Plan, the compensation committee and the board of directors believe approval of the amendment and restatement of the 2004 plan by the shareholders is necessary and desirable to continue our stock-based incentive programs.

     By adding 2,000,000 shares to the 2004 plan, our board of directors believes that awards available under the 2004 plan will allow us to motivate our current and future key employees to put forth maximum effort for our continued success and growth. If the shareholders fail to approve this proposal, the 2004 plan will remain in effect as it existed immediately prior to the proposed amendment and restatement. In that case, we would be limited to issuing no more than 2,000,000 shares of our common stock in total pursuant to awards made under the 2004 plan.

     The complete, authoritative text of the 2004 plan, as it would be amended and restated if shareholder approval is received, is attached hereto as Annex A. A summary follows for convenience only. Subject to shareholder approval, only the 2004 plan document itself is binding on our company or any participant in the 2004 plan.

     The compensation committee believes that the administrative flexibility and various forms of awards available under the 2004 plan will enable them to provide important medium and long term incentives to directors, officers, employees and consultants to achieve our strategic business plans. The compensation committee also believes that the tools provided under the 2004 plan are required for us to compete for, motivate, and retain high-quality directors, executives, employees and consultants. The affirmative vote of the holders of a majority of the outstanding shares of voting securities (voting as one class) present in person or by proxy and entitled to vote is required to approve the 2004 plan; provided, that the total vote cast on the proposal represents at least 50% of all shares of the voting securities entitled to vote on the proposal.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee is not permitted to exercise voting discretion with respect to this proposal. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on this proposal.

                     SUMMARY DESCRIPTION OF THE AMENDED AND
                        RESTATED 2004 OMNIBUS STOCK PLAN

PURPOSE OF THE 2004 PLAN

     The purpose of the 2004 plan is to promote the interests of our company and shareholders by providing key personnel of our company and its affiliates with an opportunity to acquire a proprietary interest in our company and reward them for achieving a high level of performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of our company and its affiliates. In addition, the compensation committee believes the opportunity to acquire a proprietary interest in our company will aid in attracting and retaining key personnel of outstanding ability. The 2004 plan is also intended to provide our non-employee directors, known as outside directors, with an opportunity to acquire a proprietary interest in our company, to compensate outside directors, consultants and advisors for their contributions and to aid in attracting and retaining outside directors and qualified consultants and advisors.

ADMINISTRATION

     The 2004 plan is administered by a committee of three or more directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The current committee is the human resources and compensation committee of the board of directors, all of whose members are both "non-employee directors" for purposes of Exchange Act Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. The committee has the authority to adopt, revise and waive rules relating to the 2004 plan and to determine the identity of participants, the timing and amount of any awards, and other terms and conditions of awards. Notwithstanding the foregoing, the board of directors has the sole and exclusive power to administer the 2004 plan with respect to awards granted to outside directors and, except to the extent that the grant or exercise of such authority would cause any award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, the board of directors may, at any time and from time to time, without any further action of the committee, exercise the powers and duties of the committee under the 2004 plan. To the extent that any permitted action taken by the board of directors conflicts with action taken by the committee, the board of directors action will control. Solely for purposes of determining and administering awards to participants who are not officers of our company, the committee may delegate its responsibilities under the 2004 plan to members of management or to others.

     Notwithstanding the preceding paragraph, the board of directors has the sole and exclusive power to administer the 2004 plan with respect to awards granted to outside directors and, except to the extent that the grant or exercise of such authority would cause any award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, the board of directors may, at any time and from time to time, without any further action of the committee, exercise the powers and duties of the committee under the 2004 plan.

     Because the 2004 plan has two basic components, options for outside directors and discretionary awards for employees and consultants, the terms of which are substantially different, these two separate components of the 2004 plan are described separately below.

AWARDS TO EMPLOYEES AND CONSULTANTS

ELIGIBILITY AND NUMBER OF SHARES

     All employees of our company and its affiliates are eligible to receive awards under the 2004 plan at the discretion of the committee. Nonstatutory stock options under the 2004 plan also may be awarded by the committee to individuals or entities that are not employees but who provide services to our company or its affiliates in capacities such as advisers, directors and consultants. We and our affiliates have approximately 1,100 employees as of April 28, 2006.

     The total number of shares of common stock available for distribution under the 2004 plan, as amended and restated, would be 4,000,000 (subject to adjustment for future stock splits, stock dividends and similar changes in our capitalization), 1,850,409 of which have been issued or are reserved for issuance pursuant to outstanding awards under the 2004 plan as of April 28, 2006. A participant is eligible to receive options, stock appreciation rights, restricted stock and performance units relating to no more than 500,000 shares in any year per form of award. The 2004 plan provides that all awards are subject to agreements containing the terms and conditions of the awards. These agreements are entered into by the recipients of the awards and our company on or after the time the awards are granted and are subject to amendment, including unilateral amendment by us where the amendment is required as a matter of law. Any shares of common stock subject to awards under the 2004 plan that are not used because the terms and conditions of the awards are not met may be reallocated as though they had not previously been awarded, unless such shares were used to calculate the value of stock appreciation rights that have been exercised.

TYPES OF AWARDS

     The types of awards that may be granted under the 2004 plan include restricted and unrestricted stock, incentive and nonstatutory stock options, stock appreciation rights, performance units and other stock-based awards. Subject to the restrictions described in this proxy statement with respect to incentive stock options, these awards are exercisable by the participants at such times as are determined by the committee. Except as noted below, during the lifetime of a person to whom an award is granted, only that person (or that person's legal representative) may exercise an option or stock appreciation right, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a qualified domestic relations order. However, the committee may provide that an award (other than incentive stock options) may be transferable if the participant does not receive any consideration for the transfer.

     In addition to the general characteristics of all of the awards described in this proxy statement, the basic characteristics of each type of award that may be granted to an employee (and in some cases, a consultant, director, or other advisor) under the 2004 plan are as follows:

Restricted and Unrestricted Stock, and Other Stock-Based Awards

     The committee is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The committee shall determine the persons to whom such awards are made, the timing and amount of such awards, and all other terms and conditions. Common stock granted to participants may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the committee may determine. Unless forfeited, the recipient of restricted common stock will have all other rights of a shareholder, including without limitation, voting and dividend rights.

Incentive and Nonstatutory Stock Options

     Both incentive stock options and nonstatutory stock options may be granted to participants at such exercise prices as the committee may determine, but not less than 100% of the fair market value (as defined in the 2004 plan) of the underlying stock as of the date the option is granted. Stock options may be granted and exercised at such times as the committee may determine, except that unless applicable Federal tax laws are modified, (i) no incentive stock options may be granted more than 10 years after the effective date of the 2004 plan,
(ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant and (iii) the aggregate fair market value of the shares of common stock with respect to which incentive stock options held by an employee under the 2004 plan and any other plan of our company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns 10% or more of our outstanding shares.

     The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased or in a combination of cash and stock, as determined by the committee. The committee may permit optionees to simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The committee may provide, at or after the grant of a stock option, that a 2004 plan participant who surrenders shares of stock in payment of an option shall be granted a new incentive or nonstatutory stock option covering a number of shares equal to the number of shares so surrendered. In addition, options may be granted under the 2004 plan to employees of entities acquired by us in substitution of options previously granted to them by the acquired entity.

Stock Appreciation Rights and Performance Units

     The value of a stock appreciation right granted to a participant is determined by the appreciation in common stock, subject to any limitations upon the amount or percentage of total appreciation that the committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the committee at the time the right is granted. The price specified by the committee must be at least 100% of the fair market value of the specified number of shares of common stock to which the right relates determined as of the date the stock appreciation right is granted. No stock appreciation right may be exercised less than six months from the date it is granted unless the participant dies or becomes disabled. Performance units entitle the participant to payment in amounts determined by the committee based upon the achievement of specified performance targets during a specified term. Payments with respect to stock appreciation rights and performance units may be paid in cash, shares of common stock or a combination of cash and shares as determined by the committee.

TRANSFERABILITY

     During the lifetime of a participant to whom an award is granted, only the participant (or the participant's legal representative or, if so provided in the applicable agreement in the case of a nonqualified stock option, a permitted transferee as hereafter described) may exercise an option or stock appreciation right or receive payment with respect to performance shares or any other award. No award of restricted stock (prior to the expiration of the restrictions), options, stock appreciation rights, performance shares or other awards (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered other than pursuant to a qualified domestic relations order, and any attempt to do so will not be effective, except that an agreement may provide that: (a) an award may be transferable to a successor in the event of a participant's death and (b) a nonqualified stock option may be transferable to any member of a participant's "immediate family" (as this term is defined in Rule 16a-1(e) under the Exchange Act) or to a trust whose beneficiaries are members of the participant's "immediate family" or partnerships in which these family members are the only partners; provided, that the participant receives no consideration for the transfer and the transferred nonqualified stock option will remain subject to the same terms and conditions as were applicable to such option immediately prior to its transfer.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS AND FORFEITURE

     Under the 2004 plan, the committee may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of stock appreciation rights and other awards or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of a change in control of our company, other fundamental changes in our corporate structure, the death of the participant or such other events as the committee may determine. The committee may provide that certain awards may be exercised in certain events after the termination of employment or death of the participant. In addition, and except as may otherwise be provided in a participant's agreement relating to the award of an option under the 2004 plan, all options granted to our employees shall accelerate in the event of a change in control or other fundamental changes in our corporate structure.

     The committee may condition a grant upon the participant's agreement that in the event of certain occurrences, which may include a participant's competition with, unauthorized disclosure of confidential information of, or violation of our applicable business ethics policy or other business policies of any of our affiliates, the awards granted to or paid to the participant within six months prior to the termination of employment of the participant (or their economic value) may be subject to forfeiture at the committee's option.

ADJUSTMENTS, MODIFICATIONS AND TERMINATION

     The 2004 plan gives the committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the exercise price of outstanding options, and performance targets for, and payments under, outstanding awards of performance units in the event of mergers, recapitalizations, stock dividends, stock splits or other relevant changes. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such other events as may be specified by the committee, which may include changes in our accounting practices or changes in the participant's title or employment responsibilities. The 2004 plan also gives the board of directors the right to terminate, suspend or modify the 2004 plan, except that amendments to the 2004 plan are subject to shareholder approval if needed to comply with the incentive stock option provisions of Federal tax laws. Under the 2004 plan, the committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the participants in the event of certain dissolutions, liquidations, mergers, statutory share exchanges or other similar events involving our company.

OUTSIDE DIRECTOR OPTIONS

AWARDS

Annual Outside Directors Options

     The 2004 plan provides that the board of directors may authorize, in its discretion, annual grants of non-statutory stock options to the outside directors as compensation, in part, for their service on the board of directors. These annual grants would be made immediately following each annual meeting of shareholders, or such other date as may be authorized by the board of directors. The 2004 plan provides that the annual grants to each outside director shall be in the amount of options to acquire 20,000 shares of common stock, or such other amount as may be determined by the board of directors from time to time, but not to exceed options to acquire 50,000 shares of common stock, each known as an annual outside director option. In addition, the board has the authority under the 2004 plan to grant non-statutory stock options to new outside directors upon their election to the board, if such election is at a time other than at the annual meeting of shareholders.

     Annual outside director options will vest and become exercisable as provided in the agreement pertaining to such grant. Each such option, to the extent exercisable, will be exercisable in whole or in part. In the event of a change in control of our company or the death of an outside director, any grants of annual outside director options held by such individual or his or her legal representative that were not previously exercisable will become immediately exercisable in full.

Termination of Annual Outside Director Options

     Each annual outside director option granted pursuant to the 2004 plan and all rights to purchase common stock thereunder will terminate on the earliest of:

          (i) ten years after the date such option is granted or such other time period specified in the agreement;

          (ii) the expiration of the period specified in the agreement after the death or permanent disability of an outside director;

          (iii) the date, if any, fixed for cancellation pursuant to the 2004 plan (e.g., in the event of a dissolution, liquidation or merger, etc.); or

          (iv) 90 days after the date the outside director ceases to be a director of our company or such other period as determined by the board of directors;

provided, however, that the option shall be exercisable during this period only to the extent that the option was exercisable as of the date the person ceases to be an outside director unless the cessation results from the director's death or permanent disability. Notwithstanding the preceding sentence, if an outside director who resigns or whose term expires then becomes a consultant or employee of our company within ninety days of such resignation or term expiration, the outside director's options shall continue in full force and effect.

     In no event shall such option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

Purchase Price and Exercise of Outside Director Options

     All outside director options granted pursuant to the 2004 plan are nonstatutory stock options and the price per share of common stock subject to an outside director option is 100% of the fair market value of our common stock on the date of grant as defined in the 2004 plan.

     An outside director option may be exercised in whole or in part by delivery of a written notice of exercise accompanied by payment in full of the exercise price in cash, in shares of previously acquired common stock having a fair market value at the time of exercise equal to the exercise price or a combination thereof.

     During the lifetime of an outside director, only the outside director or his or her guardian or legal representative may exercise the option. An option may be assignable or transferable by the outside director to the extent authorized by the committee. An option may be exercised after the death or permanent disability of the outside director by such individual's legal representatives, heirs, or legatees, but only within the period specified in the agreement relating to that outside director's options.

Other Awards

     The committee, in its discretion, may grant other options or other awards to an outside director. No such awards are currently contemplated.

ADJUSTMENTS, MODIFICATIONS AND TERMINATION

     The committee may provide for the accelerated exercisability of outside director options in the event of a change in control of our company, other fundamental changes in our corporate structure, the death of the outside director or such other events as the committee may determine. The committee may also provide that certain awards may be exercised in certain events after the termination of services of the outside director or the death of the recipient. In addition, the termination of an outside director's award may be waived in the event that the outside director enters into a consulting or other advisory role with us that may, in some cases, involve entering into a non-compete agreement with us.

2004 PLAN BENEFITS

     All awards granted under the 2004 plan have been in the form of options to purchase common stock or restricted stock. For each of the named executive officers and the various groups indicated, the following table presents the number of shares of common stock subject to awards granted under the 2004 plan during fiscal 2005. The table only provides grant information, and does not reflect the current status of those awards granted (whether an award was exercised, terminated, forfeited, etc.). There were no awards made under the 2004 plan during fiscal 2005 to any of our named executive officers; however, as set forth in "Executive Compensation" below, certain stock option grants were made to our named executive officers in fiscal 2005 under the 2001 plan. Future awards to our executive officers and employees are discretionary. At this time, therefore, the future benefits that may be received by our executive officers and other employees if our shareholders approve the amended and restated 2004 plan cannot be determined.

                                                               NUMBER OF
                                                              AWARD SHARES
                                                              ------------
All current executive officers, as a group..................         --
All current directors who are not executive officers, as a
  group.....................................................    110,000
All employees, including all current officers who are not
  executive officers, as a group............................    134,500
                                                                -------
Total.......................................................    244,500
                                                                =======

MARKET PRICE OF COMMON STOCK

     The closing market price of our common stock on April 28, 2006 was $12.50 per share.

FEDERAL TAX EFFECTS

     The following discussion summarizes certain federal income tax consequences of awards under the 2004 plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2004 plan, nor does it cover state, local, or non-U.S. taxes.

INCENTIVE STOCK OPTIONS

     In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the optionee. If the holding periods described below are satisfied, any gain or loss realized by an optionee will be a capital gain or loss and we will not be entitled to a related deduction.

     With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant equal to the value of the shares at the time of exercise less the exercise price. Generally, the same amount is deductible by us as compensation. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction.

NON-QUALIFIED STOCK OPTIONS

     In general, in the case of a nonstatutory stock option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. Generally, the same amount is deductible by us as compensation. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction.

     In general, under Section 162(m) of the Internal Revenue Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the 2004 plan may be subject to this deduction limit. However, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2004 plan has been designed so that the compensation committee in its discretion may grant qualifying exempt performance-based awards under the 2004 plan.

RESTRICTED AND UNRESTRICTED STOCK

     Unless the participant files an election to be taxed under Section 83(b) of the Internal Revenue Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the participant files an election to be taxed under
Section 83(b) of the Internal Revenue Code, the tax consequences to the participant and us will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. With respect to awards of unrestricted stock, (a) the participant will realize ordinary income and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant. When the participant disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS

     Generally (a) the participant will not realize income upon the grant of a stock appreciation right or performance unit award, (b) the participant will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the participant upon exercise of a stock appreciation right or in payment of the performance unit award and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. The Federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described above with respect to a disposition of unrestricted shares.

WITHHOLDING

     The 2004 plan permits us to withhold from cash awards, and to require a participant receiving common stock under the 2004 plan to pay us in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender to us of shares then owned by the participant.

SECTION 162(M) MATTERS

     In general, under Section 162(m) of the Internal Revenue Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the 2004 plan may be subject to this deduction limit. However, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2004 plan has been designed so that the compensation committee in its discretion may grant qualifying exempt performance-based awards under the 2004 plan.

          OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                  FOR PROPOSAL 3 TO APPROVE THE AMENDMENT AND
                  RESTATEMENT OF OUR 2004 OMNIBUS STOCK PLAN.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our securities as of April 28, 2006 based on a total of 37,342,503 shares of common stock and 5,339,500 shares of preferred stock outstanding as of that date by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock or preferred stock, (ii) each of the directors and nominees for election to the board (other than our chief executive officer), (iii) our chief executive officer and each of the other executive officers named in the summary compensation table who is or was an executive officer during fiscal 2005 and (iv) all directors and executive officers as a group. Shareholders listed below possess sole voting and investment power with respect to their shares unless otherwise indicated and have a mailing address of 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433.

                                                                  NUMBER OF SHARES
NAME AND ADDRESS                                TITLE OF CLASS   BENEFICIALLY OWNED   PERCENT OF CLASS
----------------                                --------------   ------------------   ----------------
DIRECTORS (EXCLUDING MR. LANSING):
James J. Barnett(1)...........................   Common Stock            85,560                *
John D. Buck(2)...............................   Common Stock            88,280                *
Marshall S. Geller(3).........................   Common Stock           260,560                *
Robert J. Korkowski(4)........................   Common Stock           263,211                *
George A. Vandeman(5).........................   Common Stock            30,000                *
Ronald J. Herman, Jr.(6)......................   Common Stock        11,408,986             26.7%
                                                    Preferred         5,339,500            100.0%
                                                        Stock
Douglas V. Holloway(7)........................   Common Stock        18,157,533             37.0%
                                                    Preferred         5,339,500            100.0%
                                                        Stock
Jay Ireland(8)................................   Common Stock        18,157,533             37.0%
                                                    Preferred         5,339,500            100.0%
                                                        Stock
EXECUTIVE OFFICERS:
William J. Lansing(9).........................   Common Stock         1,907,553              4.9%
Frank Elsenbast(10)...........................   Common Stock            83,267                *
Brenda Boehler(11)............................   Common Stock           293,354                *
Nathan Fagre(12)..............................   Common Stock           335,240                *
Bryan Venberg(13).............................   Common Stock           118,326                *
All directors and executive officers as a
  group.......................................   Common Stock        21,622,884             41.5%
(13 persons)(14)                                    Preferred         5,339,500            100.0%
                                                        Stock
OTHER 5% OR GREATER SHAREHOLDERS:
GE Capital Equity Investments, Inc.(15).......   Common Stock        11,408,986             26.7%
  120 Long Ridge Road                               Preferred         5,339,500            100.0%
                                                        Stock
  Stamford, Connecticut 06927
General Electric Capital Corporation..........
  260 Long Ridge Road
  Stamford, Connecticut 06927
NBC Universal, Inc.(15).......................   Common Stock        18,157,533             37.0%
  30 Rockefeller Plaza                              Preferred         5,339,500            100.0%
                                                        Stock
  New York, New York 10112
Janus Capital Management LLC(16)..............   Common Stock         2,081,852              5.6%
Janus Venture Fund
  151 Detroit Street
  Denver, Colorado 80206

                                                                  NUMBER OF SHARES
NAME AND ADDRESS                                TITLE OF CLASS   BENEFICIALLY OWNED   PERCENT OF CLASS
----------------                                --------------   ------------------   ----------------
Capital Research and Management Company(17)...   Common Stock         2,400,000              6.4%
SMALLCAP World Fund, Inc.
  333 South Hope Street
  Los Angeles, California 90071
OppenheimerFunds, Inc.(18)....................   Common Stock         2,029,500              5.4%
  Two World Financial Center
  225 Liberty Street, 11th Floor
  New York, New York 10281-1008
Oppenheimer Small- & Mid- Cap Value Fund
  6803 S. Tucson Way
  Centennial, Colorado 80112
Trafelet & Company, LLC(19)...................   Common Stock         2,000,000              5.4%
Remy W. Trafelet
  900 Third Avenue, 5th Floor
  New York, New York 10022

-------------------------

  *  Less than 1%

 (1) Includes options to purchase 80,560 shares that are presently exercisable or may become exercisable within 60 days of April 28, 2006.

 (2) Includes options to purchase 75,280 shares that are presently exercisable or may become exercisable within 60 days of April 28, 2006.

 (3) Includes options to purchase 145,560 shares that are presently exercisable or may become exercisable within 60 days of April 28, 2006.

 (4) Includes options to purchase 110,000 shares that are presently exercisable or may become exercisable within 60 days of April 28, 2006.

 (5) Includes options to purchase 30,000 shares that are presently exercisable or may become exercisable within 60 days of April 28, 2006.

 (6) As an officer of GE Equity, Mr. Herman may be deemed to have beneficial ownership of all shares that are beneficially owned by GE Equity. See note
     (15) below. Mr. Herman disclaims beneficial ownership of all of the shares that are beneficially owned by GE Equity.

 (7) As an officer of NBC, Mr. Holloway may be deemed to have beneficial ownership of all shares that are beneficially owned by NBC. See note (15) below. Mr. Holloway disclaims beneficial ownership of all of the shares that are beneficially owned by NBC.

 (8) As an officer of NBC, Mr. Ireland may be deemed to have beneficial ownership of all shares that are beneficially owned by NBC. See note (15) below. Mr. Ireland disclaims beneficial ownership of all of the shares that are beneficially owned by NBC.

 (9) Includes options to purchase 1,783,553 shares that are presently exercisable or may become exercisable within 60 days of April 28, 2006.

(10) Includes options to purchase 79,003 shares that are presently exercisable or may become exercisable within 60 days of April 28, 2006.

(11) Includes options to purchase 285,954 shares that are presently exercisable or may become exercisable within 60 days of April 28, 2006.

(12) Includes options to purchase 325,533 shares that are presently exercisable or may become exercisable within 60 days of April 28, 2006.

(13) Includes options to purchase 118,326 shares that are presently exercisable or may become exercisable within 60 days of April 28, 2006.

(14) Includes (a) options to purchase 3,033,769 shares of common stock that are presently exercisable or will become exercisable within 60 days of April 28, 2006 granted to directors and executive officers,

     (b) warrants to purchase 6,365,839 shares of common stock that are presently exercisable or will become exercisable within 60 days of November 15, 2006 granted to NBC that are deemed to be beneficially owned by certain directors who have disclaimed beneficial ownership and (c) shares of common stock and preferred stock beneficially owned by certain directors who have disclaimed beneficial ownership (see notes (6), (7) and (8) above).

(15) Information with respect to GE Equity, NBC, General Electric Capital Corporation, known as GE Capital, General Electric Capital Services, Inc., known as GECS, General Electric Company, known as GE, and National Broadcasting Company Holdings, Inc., known as NBCHI is provided in reliance upon information included in a Schedule 13D/A filed on November 15, 2005. General Electric Capital Services, Inc., General Electric Company and National Broadcasting Company Holdings, Inc. disclaim beneficial ownership with respect to all shares of common stock and preferred stock. Common stock shown for GE Equity and NBC includes 6,069,486 shares of common stock and 5,339,500 shares of common stock issuable upon conversion of the 5,339,500 shares of preferred stock. In addition, common stock shown for NBC includes 382,708 shares of common stock and 6,365,839 shares of common stock issuable upon exercise of certain warrants (excluding 14,745 shares of common stock subject to a warrant that are not exercisable within 60 days of November 15, 2005) for which NBC has sole dispositive power. See "Certain Transactions -- Strategic Alliance with GE Equity and NBC". Under certain agreements, GE Equity, NBC and GE Capital, as the parent company of GE Equity, may be deemed to share voting power and dispositive power with respect to 11,408,986 shares of common stock (that is 6,069,486 shares of common stock plus 5,339,500 shares of common stock issuable upon conversion of the 5,339,500 shares of preferred stock). See "Certain
     Transactions -- Strategic Alliance with GE Equity and NBC" and
     "-- Trademark License Agreement with NBC". GECS, GE and NBCHI disclaim beneficial ownership with respect to all shares of common stock and preferred stock. The address of GECS is 260 Long Ridge Road, Stamford, Connecticut 06927; the address of GE is 3135 Easton Turnpike, Fairfield, Connecticut 0643; and the address of NBCHI is 30 Rockefeller Plaza, New York, New York 10112.

(16) Information with respect to Janus Capital Management LLC and Janus Venture Fund is provided in reliance upon information included in a Schedule 13G filed on February 14, 2006. Janus Capital Management LLC has sole voting and dispositive power with respect to all of the shares and Janus Venture Fund has sole voting and dispositive power with respect to 1,916,622 of the shares.

(17) Information with respect to Capital Research and Management Company and SMALLCAP World Fund, Inc. is provided in reliance upon information included in a Schedule 13G filed on February 10, 2006. Capital Research and Management Company has sole voting and dispositive power with respect to all of the shares and SMALLCAP World Fund, Inc. has sole voting and dispositive power with respect to none of the shares.

(18) Information with respect to OppenheimerFunds, Inc. and Oppenheimer Small- & Mid- Cap Value Fund is provided in reliance upon information included in a
     Schedule 13G filed on February 7, 2006. OppenheimerFunds, Inc. has shared voting and dispositive power with respect to all of the shares of common stock and Oppenheimer Small- & Mid- Cap Value Fund shared voting and dispositive power with respect to 2,000,000 of the shares of common stock. Each of OppenheimerFunds, Inc. and Oppenheimer Small- & Mid- Cap Value Fund disclaim beneficial ownership in the shares except to the extent of their pecuniary interest in the shares.

(19) Information with respect to Trafelet & Company, LLC and Remy W. Trafelet is provided in reliance upon information included in a Schedule 13G/A filed on February 14, 2006. Each of Trafelet & Company, LLC and Remy W. Trafelet have shared voting power and shared dispositive power with respect to 2,000,000 shares of common stock. Each of Trafelet & Company, LLC and Remy
     W. Trafelet disclaim beneficial ownership in the shares except to the extent of their pecuniary interest in the shares.

                             EXECUTIVE COMPENSATION

     The following table shows, for our chief executive officer and each of the four other most highly compensated executive officers of our company for fiscal 2005, who are referred to as the named executive officers, information concerning annual and long-term compensation earned for services in all capacities during fiscal 2005, fiscal 2004 and fiscal 2003. In each of these years, we offered our executive officers and other eligible employees the option to receive stock options instead of cash for a portion of the bonuses earned during the fiscal year. If and to the extent the named executive officer elected to receive options instead of a portion of a cash bonus, the bonus and long-term compensation columns in the table below opposite the officer's name are adjusted accordingly.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                  ANNUAL COMPENSATION          -----------------------
                                            --------------------------------   RESTRICTED   SECURITIES
                                   FISCAL                       OTHER ANNUAL     STOCK      UNDERLYING
NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS
---------------------------        ------   -------   -------   ------------   ----------   ----------
                                              ($)       ($)         ($)           ($)          (#)
William J. Lansing(1)............   2005    850,000   316,331(2)    18,000(3)        --       187,203
  President and Chief               2004    850,000   382,228(2)   140,800(4)        --       196,350
  Executive Officer                 2003    114,423   200,000     302,423(4)         --     1,400,000
Brenda Boehler(5)................   2005    356,346   126,388(2)     6,600(3)        --        52,787
  Executive Vice President --       2004    306,250   325,000(2)     6,346(3)        --       266,500
  TV and Internet Sales             2003         --        --          --            --            --
Nathan Fagre.....................   2005    283,039    25,000(2)     6,600(3)        --        26,660
  Senior Vice President,            2004    275,000     5,520(2)     6,600(3)        --        16,500
  General Counsel and Secretary     2003    266,346     2,667(2)     6,600(3)   226,722        14,000
Frank Elsenbast..................   2005    232,692    64,760(2)     3,046(3)        --        10,664
  Senior Vice President and         2004    153,269    25,000(2)        --           --        54,950
  Chief Financial Officer           2003    117,192     2,122(2)        --           --        27,800
Bryan Venberg(6).................   2005    223,654    25,000(2)     3,046(3)        --        51,660
  Senior Vice President --          2004    148,173   150,000          --            --       100,000
  Human Resources                   2003         --        --          --            --            --

-------------------------

(1) Mr. Lansing joined us on December 1, 2003 and assumed his duties as chief executive officer on December 16, 2003.

(2) A portion of the potential bonus payment in the applicable fiscal year was waived by the executive in exchange for a stock option grant in such fiscal year.

(3) Consists of automobile expenses.

(4) Other annual compensation (a) for fiscal 2004 consists of $18,000 for automobile expenses, $48,300 for legal fees and $74,500 for relocation expenses and (b) for fiscal 2003 consists of $2,423 for automobile expenses and $300,000 for relocation expenses.

(5) Ms. Boehler joined us on February 9, 2004.

(6) Mr. Venberg joined us on May 3, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes stock option grants to and exercises by the named executive officers during fiscal 2005, and certain other information relative to these options. No stock appreciation rights were granted during fiscal 2005 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL
                                          PERCENT OF                                  REALIZABLE VALUE
                                            TOTAL                                     AT ASSUMED ANNUAL
                             NUMBER OF     OPTIONS                                     RATES OF STOCK
                            SECURITIES    GRANTED TO   EXERCISE                      PRICE APPRECIATION
                            UNDERLYING    EMPLOYEES    OR BASE                       FOR OPTION TERM(2)
                              OPTIONS     IN FISCAL     PRICE                       ---------------------
NAME                        GRANTED (#)    YEAR(1)      ($/SH)    EXPIRATION DATE    5% ($)      10% ($)
--------------------------  -----------   ----------   --------   ---------------   ---------   ---------
William J. Lansing........    187,203        27.8%      12.82(3)      3/3/2015      1,509,311   3,824,890
Brenda Boehler............     52,787         7.8%      12.82(3)      3/3/2015        425,591   1,078,532
Nathan Fagre..............     26,660         4.0%      12.82(3)      3/3/2015        214,944     544,711
Frank Elsenbast...........     10,664         1.6%      12.82(3)      3/3/2015         85,978     217,884
Bryan Venberg.............     26,660         4.0%      12.82(3)      3/3/2015        214,944     544,711
                               25,000         3.7%      11.55(4)     3/30/2015        181,593     460,193

-------------------------

(1) Percentage calculations in this column are based solely on the number of options granted to our employees and do not take into account options granted to non-employee consultants or directors.

(2) The amounts shown in these columns are the result of calculations at assumed annual rates required by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of our common stock. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(3) Options were granted at an exercise price equal to the fair market value of our common stock on the date of grant and vested on June 14, 2005. These options expire ten years from date of grant.

(4) Options were granted at an exercise price equal to the fair market value of our common stock on the date of grant and vest as to one third of these shares on each of January 7, 2006, January 7, 2007, and January 7, 2008. These options expire ten years from date of grant.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth information as of February 4, 2006 with respect to the unexercised options held by each of our named executive officers.

                                                                 NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                      OPTIONS AT              OPTIONS AT
                                                                 FEBRUARY 4, 2006 (#)    FEBRUARY 4, 2006 ($)
                                                                ----------------------   --------------------
                               SHARES ACQUIRED      VALUE           (EXERCISABLE/           (EXERCISABLE/
NAME                           ON EXERCISE (#)   REALIZED ($)       UNEXERCISABLE)        UNEXERCISABLE)(1)
----                           ---------------   ------------   ----------------------   --------------------
William J. Lansing...........         --               --              1,783,553/0                    0/0
Brenda Boehler...............         --               --           285,954/33,333          33,001/65,999
Nathan Fagre.................         --               --                327,446/0                2,859/0
Frank Elsenbast..............         --               --            79,242/33,334          26,512/52,168
Bryan Venberg................         --               --           118,326/33,334          17,666/35,334

-------------------------

(1) The dollar amount represents the positive spread between the exercise price of the options and the closing price per share of our common stock on the Nasdaq National Market of $12.42 on February 3, 2006.

STOCK OPTION ACCELERATION IN FISCAL 2005

     In December 2005 our board of directors approved accelerating the vesting of all unvested stock options outstanding with an exercise price greater than $11.78 per share (which as of December 19, 2005 totaled options to purchase approximately 1.2 million shares of our common stock) under our stock-based incentive compensation plans. The options affected were held by named executive officers, directors, officers and employees and had a range of exercise prices between $11.80 and $19.26 per share and a weighted average exercise price of $15.06 per share.

     The board accelerated the vesting period to eliminate our recognition of compensation expense associated with these options under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which applied to our company beginning in the first quarter of fiscal 2006. Our aggregate fiscal 2006 pre-tax compensation expense that will be avoided is approximately $4.3 million.

     Of the total number of options accelerated, our named executive officers and directors held options to purchase an aggregate of 1,019,166 shares of common stock. As a condition of the acceleration, and to avoid any unintended personal benefits to our executive officers, we also required the named executive officers and certain other officers to enter into resale restriction agreements with the company, which agreements imposed a holding period on shares underlying the accelerated options. This holding period requires all of these optionees to refrain from selling any shares acquired upon the exercise of the accelerated options until the date on which the related options would have vested under the options' original vesting terms. The following table sets forth the grant date, the number of options accelerated and the exercise prices of each of these options held by our named executive officers and directors.

     William J. Lansing
     President and Chief Executive Officer
     Grant Date: December 1, 2003; Number of Shares: 800,000; Exercise Price:
     $15.46

     Brenda Boehler
     Executive Vice President -- TV & Internet Sales
     Grant Date: February 9, 2004; Number of Shares: 133,333; Exercise Price:
     $16.96

     Nathan Fagre
     Senior Vice President and General Counsel
     Grant Date: N/A; Number of Shares: 0; Exercise Price: N/A

     Frank Elsenbast
     Senior Vice President and Chief Financial Officer
     Grant Date: November 17, 2003; Number of Shares: 8,333; Exercise Price:
     $15.73

     Bryan Venberg
     Senior Vice President -- Human Resources
     Grant Date: June 24, 2004; Number of Shares: 37,500; Exercise Price: $12.62

LONG-TERM INCENTIVE PLAN

     Following the approval of our board of directors, we established our 2006 Long Term Incentive Plan, known as the LTIP in fiscal 2005. The purpose of the LTIP is to provide designated key employees with financial incentives tied to our company's success in achieving challenging multi-year financial and business goals. The LTIP was established to assist us in our ability to retain key employees at a time when the stock options outstanding under our stock option programs are largely out of the money, to reinforce a performance culture by rewarding measurable results over time and to tie a meaningful portion of key employees' total compensation to the achievement of multi-year corporate goals and objectives.

     Under the LTIP, for each performance period the compensation committee selects financial and/or operational performance measures and then establishes targets for these measures that must be achieved in order for the participating employees to receive awards under the plan. The initial performance period under the LTIP covers fiscal 2006 through fiscal 2007. For this initial period, the compensation committee determined that qualification for an incentive award under the plan will be tied to our company's attainment of targets established for four specific financial and business measures at the end of each of fiscal 2006 and fiscal 2007. These measures are: net sales; EBITDA (as defined by our company); net income; and gross margin dollars per hour. Awards may be earned for achievement of the specified targets for each of the four measures at the rate of up to 50% of the potential incentive award for fiscal 2006 and at the rate of up to 100% of the potential incentive award for fiscal 2007; however, the awards will not be cumulative (i.e., only the greater of the potential awards for fiscal 2006 or fiscal 2007 will be paid). The board of directors has authorized the LTIP to operate only for the initial performance period of fiscal 2006 and 2007; the LTIP could be extended in future periods only upon an affirmative written determination by the board of directors. The potential cost of the LTIP for the initial two-year performance period, if all performance measures are achieved at 100%, is an aggregate amount of approximately $6.3 million.

     All of our named executive officers were selected to participate in the plan for the initial performance period. The key employees who are designated by the compensation committee to participate under the LTIP will be eligible to receive a 100% payout of their target award equal to their base salary and annual bonus objective (as in effect at the beginning of fiscal 2006) if all of the targets set for each of the four plan measures are fully achieved at the end of fiscal 2007, and provided that such participant remains an employee in good standing of our company at the time of payment under the plan (which is scheduled for early 2008). In the event all of the targets are not fully achieved during the initial performance period, the participant is eligible to receive a lesser amount under the LTIP based on our company's performance under the established measures; however, no amount will be awarded with respect to a plan measure unless at least 60% of the plan measure target is achieved.

     In the event of early termination or inoperability of the LTIP due to a change in control of our company and subsequent termination of employment of a participant without cause by our company or for good reason by the participant, the participant will receive a payment under the LTIP as if all of the targets had been achieved in the initial performance period. All payments under the plan will be made in cash.

     The preceding summary description of the plan is qualified in its entirety by reference to the terms of the plan, which is attached as an exhibit to our Current Report on form 8-K which was filed with the Securities and Exchange Commission on January 18, 2006.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                             PERFORMANCE OR      ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE-
                       NUMBER OF SHARES,   OTHER PERIOD UNTIL                      BASED PLANS
                        UNITS OR OTHER       MATURATION OR      -------------------------------------------------
NAME                      RIGHTS (#)           PAYOUT (1)        THRESHOLD ($)(2)     TARGET ($)     MAXIMUM ($)
----                   -----------------   ------------------   ------------------   ------------   -------------
William J. Lansing...         N/A           February 2, 2008          561,000          1,870,000      1,870,000
Frank Elsenbast......         N/A           February 2, 2008          105,000            350,000        350,000
Brenda Boehler.......         N/A           February 2, 2008          198,000            660,000        660,000
Nathan Fagre.........         N/A           February 2, 2008          115,000            386,000        386,000
Bryan Venberg........         N/A           February 2, 2008           97,500            325,000        325,000

---------------

(1) Assumes payout following fiscal 2007.

(2) Assumes 60% of each plan measure is satisfied in fiscal 2006 and no plan measures are satisfied for fiscal 2007.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of February 4, 2006 for our compensation plans under which securities may be issued:

                                          NUMBER OF SECURITIES                          NUMBER OF SECURITIES
                                              TO BE ISSUED         WEIGHTED-AVERAGE     REMAINING AVAILABLE
                                            UPON EXERCISE OF      EXERCISE PRICE OF     FOR FUTURE ISSUANCE
                                          OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,       UNDER EQUITY
PLAN CATEGORY                             WARRANTS AND RIGHTS    WARRANTS AND RIGHTS     COMPENSATION PLANS
----------------------------------------  --------------------   --------------------   --------------------
Equity Compensation Plans Approved by
  Securityholders.......................        5,447,725               $14.67                617,129(1)
Equity Compensation Plans Not Approved
  by Securityholders(2).................        8,931,141(2)            $17.34                     --
                                               ----------                                     -------
  Total.................................       14,378,866               $16.33                617,129
                                               ==========                                     =======

-------------------------

(1) Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of an outstanding options, warrants or rights, as follows: 490,589 shares under the 2001 Omnibus Stock Plan and 126,540 shares under the 2004 Omnibus Stock Plan.

(2) Reflects 6,380,583 shares of common stock issuable upon exercise of the various warrants issued by us and held by NBC and described in "Certain Transaction -- Strategic Alliance with GE Equity and NBC" and 2,550,558 shares of common stock issuable upon exercise of nonstatutory stock options granted to employees at per share exercise prices equal to the fair market value of a share of common stock on the date of grant. Each of these options expires between five and ten years after the date of issuance, and is subject to vesting requirements varying between completely vested and vesting over a period of three to six years, depending on the circumstances of each individual grant. These stock options were utilized solely for inducement stock option grants for newly hired officers and certain key employees.

                                EMPLOYMENT AGREEMENTS

William J. Lansing

     Effective December 1, 2003, we entered into an employment agreement with Mr. Lansing under which he serves as our president and chief executive officer commencing December 16, 2003 through January 31, 2007. Under the employment agreement, Mr. Lansing receives a base salary of at least $850,000 per year with performance reviews to be conducted annually, a monthly automobile allowance of $1,500 and reimbursement for moving expenses. The employment agreement also provides for an annual incentive bonus to Mr. Lansing equal to 120% of his annual base salary in the event our company achieves certain target objectives established by the compensation committee at the beginning of each fiscal year. Under the employment agreement, we paid Mr. Lansing a signing bonus of $200,000 on the first business day of January 2004 and a guaranteed incentive bonus of $510,000 for fiscal 2004. In addition, Mr. Lansing was issued options to purchase 1,400,000 shares of common stock, with an exercise price equal to $15.46 per share, the last trading price of a share of common stock on December 1, 2003. The option was originally scheduled to vest as follows: (1) 300,000 shares on each of the first three anniversaries of the grant date, (2) 250,000 shares on the date the common stock has had a daily closing price as reported on the Nasdaq National Market for 20 consecutive trading days of at least $24.00 per share or, if not already vested, with respect to 125,000 shares on the fifth anniversary of the date of grant and with respect to an additional 125,000 shares on the sixth anniversary of the date of grant, and (3) 250,000 shares on the date the common stock has had a daily closing price as reported on the Nasdaq National Market for 20 consecutive trading days of at least $30.00 per share or, if not already vested, with respect to 125,000 shares on the fifth anniversary of the date of grant and with respect an additional 125,000 shares on the sixth anniversary of the date of grant. The option expires on November 30, 2013. On December 19, 2005 the vesting of this option was accelerated in full and Mr. Lansing entered into a resale restriction agreement. See "Acceleration of Stock Options" above. The employment agreement generally provides that Mr. Lansing may not compete against our company for 12 months after his employment is terminated. The employment agreement also obligates us to pay severance benefits to Mr. Lansing in the event his employment is terminated in certain instances (including non-renewal by our company of the term of this agreement) in an amount equal to two times his highest annual base salary plus a pro rata portion of any annual incentive bonus that would have been payable but for such termination, along with providing additional health, dental and life insurance benefits for two years. In addition, if Mr. Lansing's termination occurs in connection with a change of control, he would also be entitled to receive two times his annual incentive bonus. The employment agreement continues for additional one-year periods following the initial termination date of January 31, 2007, unless at least 180 days before such date (or the anniversary of such date, as applicable), either Mr. Lansing or the board of directors advises the other that they do not wish to continue the agreement on that basis.

Brenda Boehler

     Effective February 9, 2004, we entered into a salary continuation agreement with Ms. Boehler that provides for the payment of severance to Ms. Boehler as well as the acceleration of vesting of any stock options held by Ms. Boehler in the event her employment with us is terminated by Ms. Boehler for good reason or by our company without cause. The severance payments would equal the sum of Ms. Boehler's base salary and auto allowance at the time of termination, paid in accordance with our regular payroll practices on a monthly basis over a two year period. Ms. Boehler would also be entitled to receive the actual bonus award that she would have received for the fiscal year in which the separation occurs (pro-rated for the time of active service during that fiscal year), plus a lump-sum bonus payment equal to her target annual bonus objective for the fiscal year. In addition to severance payments, Ms. Boehler would also be entitled to receive (or to be reimbursed for obtaining) certain health insurance benefits during this two year period similar to what she received while employed by our company. The salary continuation agreement also generally provides that Ms. Boehler may not compete against our company for six months after the date her employment is terminated or she ceases receiving severance payments from us, whichever is later. The salary continuation agreement has a term of three years from February 9, 2004.

Frank Elsenbast, Nathan Fagre and Bryan Venberg

     On December 7, 2005, we entered into change of control and severance agreements with each of Mr. Elsenbast, Mr. Fagre and Mr. Venberg. These agreements provide for severance payments equal to 24 months of the executive's salary and automobile allowance in the event that there is a change of control of our company and subsequently their employment is terminated without cause by our company or is terminated for good reason by the executive. In such case, the executive is also entitled to receive a pro-rata share of his bonus target in the fiscal year in which the termination of employment occurs, and continued medical and dental benefits for the 24 month period (or, at the executive's option, reimbursement for obtaining health coverage under COBRA). In the event that the executive's employment is terminated either by our company without cause or by the employee for good reason in the absence of a change of control of our company, then the executive is entitled to receive 18 months of salary and automobile allowance, a pro-rata share of the actual bonus that would have been payable for the fiscal year in which the termination occurred, and medical and dental benefits for a period of 18 months. In order to receive any of these benefits described above, the executive would need to enter into a release of claims against our company and agree not to compete against our company for 18 to 24 months. The agreements have a term of three years from December 7, 2005.

               HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Our compensation committee is charged, under our committee's charter, with the oversight of human resources management and employee compensation and benefits at our company, including compensation of the chief executive officer and the other executive officers.

     At the beginning of fiscal 2005, our committee consisted of three independent directors, Mr. Buck (as chairman), Mr. Korkowski and Allen Morgan. Following Mr. Morgan's resignation from the board of directors on August 24, 2005, Mr. Vandeman joined the board and the compensation committee. More recently, on April 28, 2006, Mr. Ireland was also added to the committee. In order to enhance disclosure of our company's policies toward executive compensation, set forth below is our committee's report addressing our company's compensation policies for fiscal 2005 as they affected our executive officers.

EXECUTIVE COMPENSATION PHILOSOPHY

     Our company's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist our company in attracting and retaining qualified executives. Executive compensation is set at levels that the compensation committee believes to be consistent with others in our company's industry.

     The elements in the executive compensation program for fiscal 2005 were base salary compensation, annual incentive compensation, stock options and miscellaneous benefits and perquisites (consisting primarily of a car allowance and customary health benefits).

Base Salary

     Base salary compensation is determined by the potential impact the individual has on our company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

Annual Incentive Compensation

     Annual incentive compensation for executives is based primarily on attainment of specified corporate financial results, as determined by the compensation committee, with market competitive incentives for meeting challenging, realistic targets and greater incentives for exceeding aggressive targets. We developed our 2002 annual management incentive plan to provide annual incentives to our company's senior executives to produce a superior return to the shareholders and to encourage these executives to remain in the employ of our company through annual cash incentive awards. All executive officers and other key employees are eligible to participate in the management incentive plan. The incentive plan rewards participants with bonus compensation for attaining pre-determined performance targets selected by the committee consisting of one or more of the following: earnings or earnings per share; EBITDA (as defined by our company) or EBITDA per share; net earnings or net earnings per share (profit after taxes); inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; economic value added; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less our company's cost of capital; or sales growth (gross sales or net sales). Any of these targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. The annual incentive plan was approved by our company's shareholders at the 2002 annual meeting of shareholders. Notwithstanding the parameters established for awards under the annual incentive plan, the committee may determine based on an executive officer's performance that the officer would be entitled to a bonus based on other performance factors or may grant a discretionary bonus award to an executive officer based on the performance of a group, unit, division, affiliate or individual.

     The compensation committee determined that our company's performance in fiscal 2005 warranted payment of cash bonuses to the named executive officers (including the chief executive officer) and other employees under the annual incentive plan, based on the substantial attainment of fiscal 2005 sales and EBITDA goals. The compensation committee also authorized limited additional discretionary bonus payments under the annual incentive plan for fiscal 2005.

Long-Term Equity-Based Incentive Compensation

     Awards of stock options and restricted stock grants under our 2001 Omnibus Stock Plan, known as the 2001 plan, and 2004 plan, known collectively with the 2001 plan as the plans, are designed to motivate sustained share price growth over the long term and to align the executive interests with those of shareholders. The plans also permit our company to grant stock options to key personnel and members of our board of directors. Options become exercisable based upon criteria established by our company. During fiscal 2005, option grants were made to the following named executive officers:

NAMED EXECUTIVE OFFICER                          TITLE                           STOCK OPTIONS
-----------------------  -----------------------------------------------------   -------------
William J. Lansing....   President and Chief Executive Officer                      187,203
Brenda Boehler........   Executive Vice President -- TV & Internet Sales             52,787
Nathan Fagre..........   Senior Vice President, General Counsel and Secretary        26,660
Frank Elsenbast.......   Senior Vice President and Chief Financial Officer           10,664
Bryan Venberg.........   Senior Vice President -- Human Resources                    51,660

     During fiscal 2005, no restricted stock awards were made to any of the named executive officers.

     While the value realizable from exercisable options or vested restricted stock is dependent upon the extent to which our company's performance is reflected in the market price of a share of common stock at any particular point in time, the decision as to whether this value will be realized in any particular year is determined by each individual executive and not by the committee. Accordingly, when the compensation committee recommends that an option or restricted stock be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option or sell shares of vested restricted stock granted in a previous year. The compensation committee believes that option or restricted stock grants with deferred vesting to executive officers are important in retaining executive officers and providing them with incentives consistent with the shareholders' objectives for appreciation in the value of the common stock.

Fiscal 2005

     In March 2005, the committee directed our company to take a fresh look at its executive compensation practices, with a focus on policies relating to executive compensation. The committee's purpose in this analysis was to confirm that the executive compensation policies remain aligned with the goal of enhancing shareholder value through programs that attract, motivate and retain key executives. The committee selected and engaged a nationally-known compensation advisory firm to provide outside perspectives and advice on executive compensation matters for fiscal 2005 and beyond, both generally and within our industry, and to assist the committee in its evaluation of compensation of the chief executive officer, compensation of the board of directors and senior management (including the review and, where appropriate, adjustment to the base salary for members of senior management), analysis of our company's equity and long-term incentive compensation plan alternatives, and severance plan analysis.

Long Term Incentive Plan

     In January 2006, the board of directors established the 2006 Long-Term Incentive Plan, known as the LTIP. The rationale and terms of this plan are summarized in the section of this proxy statement entitled "Executive Compensation -- Long Term Incentive Plan" above.

     The compensation committee believes that the LTIP will support our company's goals in retaining key employees and reinforcing a performance culture. All of our named executive officers were selected to participate in the LTIP for the initial performance period. As a result of the board's adoption of the LTIP for the performance period of fiscal 2006 through fiscal 2007, the compensation committee does not presently anticipate that there will be an annual stock option grant program for LTIP participants in fiscal 2006 and will review the issue in fiscal 2007.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The terms of Mr. Lansing's compensation were established by the compensation committee through negotiation with Mr. Lansing in 2003 and are set forth in Mr. Lansing's employment agreement. See "Employment
Agreements -- William J. Lansing."

     The committee expects that, with the assistance of its compensation advisor, it will review all forms of Mr. Lansing's compensation during the current year in conjunction with his employment agreement, including base salary, cash bonus, long term incentive awards, stock option grants, realized stock option gains and the value of perquisites received annually.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1 million paid to the company's chief executive officer or any of the four other most highly compensated executive officers. The board of directors and the committee intend that any grants of options or performance units under the plans and awards made under the management incentive plan meet the requirements of Section 162(m). The committee believes, however, that in order to retain the flexibility to compensate its executive officers in a competitive environment in accordance with the principles discussed above, it would be inadvisable to adopt a strict policy of compliance with Section 162(m) in all cases. The committee will continue to consider future opportunities for compliance with Section 162(m) that it feels are in the best interests of our company and its shareholders.

                                          THE HUMAN RESOURCES AND
                                          COMPENSATION COMMITTEE

                                          John D. Buck (Chair)
                                          Jay Ireland
                                          Robert J. Korkowski
                                          George A. Vandeman

                         REPORT OF THE AUDIT COMMITTEE

     The role of our committee, which is composed of four independent non-employee directors, is one of oversight of our company's management and independent registered public accounting firm with regard to our company's financial reporting and controls respecting accounting and risk of material loss. In performing our oversight function, we relied upon advice and information received in our discussions with management and the independent registered public accounting firm.

     Our committee has (i) reviewed and discussed our audited financial statements for fiscal 2005 with our company's management; (ii) discussed with our company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from our company's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with our company's independent registered public accounting firm the independent registered public accounting firm's independence. Based on this review and discussions with management and the independent registered public accounting firm, our committee recommended to the board that the audited financial statements be included in our company's annual report on Form 10-K for fiscal 2005 and filed with the Securities and Exchange Commission.

                                            THE AUDIT COMMITTEE

                                            Robert J. Korkowski (Chair)
                                            James J. Barnett
                                            Marshall S. Geller
                                            Ronald J. Herman, Jr.

                              CERTAIN TRANSACTIONS

STRATEGIC ALLIANCE WITH GE EQUITY AND NBC

     In March 1999, we entered into a strategic alliance with NBC and GE Equity. Under the terms of the investment agreement outlining the transaction, NBC and GE Equity acquired 5,339,500 shares of our preferred stock between April 1999 and June 1999 for $44.3 million, or $8.29 per share. NBC was issued warrants, known as the distribution warrants, to acquire 1,450,000 shares of our common stock with an exercise price of $8.29 per share under a distribution and marketing agreement discussed below. In addition, we issued GE Equity a warrant, known as the investment warrant, to increase its potential aggregate equity stake in our company (together with its affiliates, including NBC) at the time of exercise to 39.9%. The preferred stock is convertible into an equal number of shares of our common stock, subject to anti-dilution adjustments, has a mandatory redemption on the tenth anniversary of its issuance or upon a change of control at $8.29 per share, participates in dividends on the same basis as the common stock and has a liquidation preference over the common stock and any other junior securities. On July 6, 1999, GE Equity exercised the investment warrant and acquired an additional 10,674,000 shares of our common stock for $178,370,000, or $16.71 per share. Following the exercise of the investment warrant, the combined ownership of our company by GE Equity and NBC on a diluted basis was approximately 40%. In February 2005, GE Equity sold 2,000,000 shares of our common stock to several purchasers. In September 2005, GE Equity further sold 2,600,000 shares of our common stock to a number of unaffiliated third parties. Following these sales, GE Equity and NBC collectively owned approximately 27% of our equity securities on a diluted basis.

Shareholder Agreement

     Under the investment agreement, we entered into a shareholder agreement with GE Equity, which provides for certain corporate governance and standstill matters. The shareholder agreement (together with our certificate of designation of the preferred stock) initially provided that GE Equity and NBC would be entitled to designate nominees for an aggregate of two out of seven board seats so long as their aggregate beneficial ownership is at least equal to 50% of their initial beneficial ownership, and one out of seven board seats so long as their aggregate beneficial ownership is at least 10% of the "adjusted outstanding shares of common stock," as defined in the shareholder agreement. In 2004, we amended the agreement to expand the board to nine directors, with GE Equity and NBC entitled to designate three of these board seats. The shareholder agreement also requires the consent of GE Equity prior to our company entering into any substantial agreements with certain restricted parties (consisting of broadcast networks and Internet portals in certain limited circumstances). Finally, we are prohibited from exceeding certain thresholds relating to the issuance of voting securities over a 12-month period, the payment of quarterly dividends, the repurchase of common stock, acquisitions (including investments and joint ventures) or dispositions, and the incurrence of debt greater than $40.0 million or 30% of our total capitalization. We are also prohibited from taking any action that would cause any ownership interest of certain Federal Communication Commission regulated entities from being attributable to GE Equity, NBC or their affiliates.

     The Shareholder Agreement provides that during the standstill period defined in the shareholder agreement, and subject to certain limited exceptions, GE Equity and NBC are prohibited from: (i) any asset or business purchases from our company in excess of 10% of the total fair market value of our assets,

(ii) increasing their beneficial ownership above 39.9% of our shares, (iii) making or in any way participating in any solicitation of proxies, (iv) depositing any securities of our company in a voting trust, (v) forming, joining, or in any way becoming a member of a "13D group" with respect to any voting securities of our company, (vi) arranging any financing for, or providing any financing commitment specifically for, the purchase of any of our voting securities, (vii) otherwise acting, whether alone or in concert with others, to seek to propose to us any tender or exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving our company, or nominating any person as a director of our company who is not nominated by the then incumbent directors, or proposing any matter to be voted upon by our shareholders. If, during the standstill period, any inquiry has been made regarding a takeover transaction or change in control, each as defined in the shareholder agreement, that has not been rejected by the board, or the board pursues these types of transactions, or engages in negotiations or provides information to a third party and the board has not resolved to terminate such discussions, then GE Equity or NBC may propose a tender offer or business combination proposal to our company.

     In addition, unless GE Equity and NBC beneficially own less than 5% or more than 90% of the adjusted outstanding shares of common stock, GE Equity and NBC may not sell, transfer or otherwise dispose of any securities of our company except for transfers: (i) to certain affiliates who agree to be bound by the provisions of the shareholder agreement, (ii) that have been consented to by us,
(iii) pursuant to a third party tender offer, (iv) pursuant to a merger, consolidation or reorganization to which we are a party, (v) in a bona fide public distribution or bona fide underwritten public offering, (vi) pursuant to rule 144 of the Securities Act of 1933, or (vii) in a private sale or under rule 144A of the Securities Act of 1933; provided, that in the case of any transfer pursuant to clause (v) or (vii), the transfer does not result in, to the knowledge of the transferor after reasonable inquiry, any other person acquiring, after giving effect to the transfer, beneficial ownership, individually or in the aggregate with that person's affiliates, of more than 10% of the adjusted outstanding shares of common stock.

     The standstill period terminates on the earliest to occur of (i) the 10 year anniversary of the shareholder agreement, (ii) the entering into by our company of an agreement that would result in a change in control (subject to reinstatement), (iii) an actual change in control, (iv) a third party tender offer (subject to reinstatement), or (v) six months after GE Equity and NBC can no longer designate any nominees to the board. Following the expiration of the standstill period pursuant to clause (i) or (v) above (indefinitely in the case of clause (i) and two years in the case of clause (v)), GE Equity and NBC's beneficial ownership position may not exceed 39.9% of our diluted outstanding stock, except for shares acquired following the issuance or exercise of any warrants or a 100% tender offer for our company.

Registration Rights Agreement

     Under the investment agreement, we entered into a registration rights agreement with GE Equity that provides GE Equity, NBC and their affiliates and any transferees and assigns, an aggregate of five demand registrations and unlimited piggyback registration rights. In February 2005, GE Equity sold 2,000,000 shares of our common stock to Trafelet & Company, LLC (or its affiliates). In September 2005, GE Equity further sold 2,600,000 shares of our common stock to a number of unaffiliated third parties. In connection with these sales, these parties and their affiliates received the rights to one demand registration on the same terms as GE Equity, as well as unlimited piggyback registration rights.

Distribution and Marketing Agreement

     We entered into a distribution and marketing agreement with NBC on March 8, 1999, known as the distribution agreement, that provides NBC with the exclusive right to negotiate on our behalf for the distribution of its home shopping television programming service. As compensation for these services, we currently pay NBC an annual fee of approximately $1.7 million (increasing no more than 5% annually) and issued NBC 1,450,000 distribution warrants. The exercise price of the distribution warrants is $8.29 per share. The distribution warrants are exercisable for five years after vesting and were fully vested in November 2000. Because NBC successfully delivered to us 10 million full-time equivalent homes pursuant to the distribution agreement, in fiscal 2001 we issued NBC additional warrants to purchase 343,725 shares of common stock at an exercise price of $23.07 per share, and in fiscal 2002, we issued NBC additional warrants to purchase 36,858 shares of common stock at an exercise price of $15.74 per share. NBC may terminate the distribution agreement if we enter into certain significant affiliation agreements or a transaction resulting in a change of control. In April 2004, NBC exercised a portion of the original distribution warrants in a cashless exercise acquiring 101,509 shares of common stock. In November 2005, NBC exercised all remaining original distribution warrants in a cashless exercise acquiring 281,199 additional shares of our common stock.

NBC TRADEMARK LICENSE AGREEMENT

     On November 16, 2000, we entered into a trademark license agreement with NBC, known as the license agreement, whereby NBC granted us an exclusive, worldwide license for a term of 10 years to use certain NBC trademarks, service marks and domain names to rebrand our business and corporate name and companion Internet website. We selected the names ShopNBC and ShopNBC.com to rebrand our marketing and sales effort. We also agreed under the license agreement, among other things, to (i) certain restrictions on using any trademarks, service marks, domain names, logos or other source indicators owned or controlled by NBC, (ii) the loss of our rights under the license with respect to specific territories outside of the United States in the event we fail to achieve and maintain certain performance targets, (iii) not own, operate, acquire or expand our business to include certain businesses without NBC's prior consent, (iv) comply with NBC's privacy policies and standards and practices, and (v) not own, operate, acquire or expand our business so that one third or more of our revenues or our aggregate value is attributable to internet portal and related services. There is no limitation on the percent of our total merchandise sales revenues that are attributable to our internet site. The license agreement also grants NBC the right to terminate the license agreement at any time upon certain changes of control of our company, in certain circumstances the failure by NBC to own a certain minimum percentage of our outstanding capital stock on a fully-diluted basis, the failure of NBC to agree with us on new trademarks, service marks or related intellectual property rights, and certain other related matters.

AGREEMENT WITH RIGHTNOW TECHNOLOGIES, INC.

     In July 2004, we entered into an agreement with RightNow Technologies, Inc under which we paid RightNow Technologies approximately $150,000 during fiscal 2004 and $148,000 during fiscal 2005 to utilize certain proprietary customer service technologies developed by RightNow Technologies and for payment of annual software maintenance fees relating to this technology. Our president and chief executive officer, William J. Lansing, serves on the board of directors of RightNow Technologies.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of our common stock to file reports of their ownership of our common stock and changes in their ownership with the Securities and Exchange Commission. To our knowledge, none of our directors or executive officers failed to file on a timely basis any reports during fiscal 2005.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative, five-year, total return to our shareholders (based on appreciation of the market price of the common stock) on an indexed basis with (i) a broad equity market index and (ii) a peer group created by us over the same period and consisting of companies involved in various aspects of the television home shopping, jewelry and Internet retail and service industries. The presentation compares the common stock price in the period from January 31, 2001 to February 4, 2006, to the Nasdaq National Market stock index and to the peer group. The total return to shareholders of those companies comprising the peer group are weighted according to their stock market capitalization. The companies in the current peer group are: E.W. Scripps Co., the parent company of the Shop At Home home shopping television network; InterActiveCorp, the parent company of the Home Shopping Network; Liberty Media Corporation, the parent company of QVC, a home shopping television network; Amazon.com, Inc., an on-line retailer; GSI Commerce, Inc., a provider of professional services to the on-line retail industry; Zale Corporation, a specialty jewelry retailer; and Whitehall Jewellers, Inc., a specialty jewelry retailer. The cumulative return is calculated assuming an investment of $100 on January 31, 2001, and reinvestment of all dividends. You should not consider shareholder return over the indicated period to be indicative of future shareholder returns.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG VALUEVISION MEDIA, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                                AND A PEER GROUP

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------------------------
                        JANUARY 31,    JANUARY 31,    JANUARY 31,    JANUARY 31,    JANUARY 31,    FEBRUARY 4,
                           2001           2002           2003           2004           2005           2006
--------------------------------------------------------------------------------------------------------------
 ValueVision Media,
  Inc.                    $100.00        $110.30         $77.30        $103.79        $ 83.52         $72.79
--------------------------------------------------------------------------------------------------------------
 Nasdaq Stock Market
  (U.S.) Index             100.00          71.64          49.90          77.79          77.83          87.71
--------------------------------------------------------------------------------------------------------------
 Peer Group                100.00          88.50          77.36         111.56         103.09          99.54
--------------------------------------------------------------------------------------------------------------

-------------------------

* $100 invested on January 31, 2001 in stock or index -- including reinvestment of dividends. Index calculated on month-end basis. Data provided by Research Data Group, Inc.

                                 OTHER MATTERS

     As of the date of this proxy statement, the board of directors knows of no matters that will be presented for consideration at the meeting other than as described in this proxy statement. If any other matters shall properly come before the meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by the proxies as to any matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of our company.

     Our fiscal 2005 annual report and our annual report on Form 10-K for fiscal 2005, including financial statements, are being mailed with this proxy statement.

     SHAREHOLDERS WHO WISH TO OBTAIN AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2005 MAY DO SO WITHOUT CHARGE BY WRITING TO US AT VALUEVISION MEDIA, INC., 6740 SHADY OAK ROAD, EDEN PRAIRIE, MINNESOTA 55344-3433, ATTENTION: CORPORATE SECRETARY.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM LANSING
                                          William J. Lansing
                                          President and Chief Executive Officer

                                                                         ANNEX A

                            VALUEVISION MEDIA, INC.
                            2004 OMNIBUS STOCK PLAN

                     AS AMENDED AND RESTATED JUNE 21, 2006

     1. Purpose. The purpose of the ValueVision Media, Inc. 2004 Omnibus Stock Plan (the "PLAN") is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors, consultants and advisors for their contribution to the Company and to aid in attracting and retaining Outside Directors and qualified consultants and advisors.

     2. Definitions. The capitalized terms used elsewhere in the Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

     (a) "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions.

     (b) "Agreement" means a written contract consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and containing the terms and conditions of an Award. Each Agreement, together with all amendments thereto, will be in such form as the Committee approves from time to time. Any amendments to an Agreement may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

     (c) "Award" or "Awards" means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

     (d) "Board" means the Board of Directors of the Company.

     (e) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

     (f) "Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1 of the Plan and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

     (g) "Company" means ValueVision Media, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

     (h) "Effective Date" means the date specified in Section 12(a) of the Plan.

     (i) "Employee" means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

     (j) "Event" means any of the following:

          (1) The acquisition by any individual, entity or group (within the meaning of Exchange Act Sections 13(d)(3) or 14(d)(2)) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of the Board (the

     "OUTSTANDING COMPANY VOTING SECURITIES"). Notwithstanding the foregoing sentence, the following acquisitions will not constitute an Event:

             (A) any acquisition of common stock or voting securities of the Company directly from the Company,

             (B) any acquisition of common stock or voting securities of the Company by the Company or any of its wholly owned Subsidiaries,

             (C) any acquisition of common stock or voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

             (D) any acquisition by any corporation with respect to which, immediately following such acquisition, more than 70% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such acquisition in substantially the same proportions as was their ownership, immediately before such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

          (2) Individuals who, as of the Effective Date, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board. However, any individual becoming a director of the Board after the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.

          (3) Approval by the shareholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately before such reorganization, merger, consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

          (4) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such sale or other disposition in substantially the same proportion as was their ownership, immediately before such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

          (5) Notwithstanding the above, an Event shall not be deemed to occur with respect to a recipient of an Award if the acquisition of the 30% or greater interest referred to in Section 2(j)(1) is by a group, acting in concert, that includes that recipient of an Award or if at least 30% of the then-outstanding common stock or combined voting power of the then-outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in Section 2(j)(3) or (4) by a group, acting in concert, that includes that recipient of an Award.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

     (l) "Exchange Act Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act as in effect from time to time, or any successor regulation.

     (m) "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan:

          (1) the closing sale price of a Share on the date of grant, or, if no sale of Shares occurred on that date, on the next preceding day on which a sale of Shares occurred:

             (A) on the composite tape for New York Stock Exchange listed shares; or

             (B) if the Shares are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed; or

             (C) if the Shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or any system then in use; or

          (2) if clause 2(m)(1) is inapplicable, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use; or

          (3) if clauses 2(m)(1) and 2(m)(2) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it deems appropriate, in its sole discretion, for valuation.

          (4) However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this Section 2(m) to the "date immediately preceding that date" will be deemed to be references to "that date." In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value will be determined in accordance with those regulations. The determination of Fair Market Value is subject to adjustment as provided in Section 16.

     (n) "Fundamental Change" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

     (o) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

     (p) "Insider" as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

     (q) "Non-Employee Director" means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

     (r) "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

     (s) "Option" means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

     (t) "Outside Director" means a director who is not an Employee.

     (u) "Participant" means a person or entity to whom an Award is or has been made in accordance with the Plan.

     (v) "Performance Cycle" means the period of time as specified in an Agreement over which Performance Units are to be earned.

     (w) "Performance Units" means an Award made pursuant to Section 11 of the Plan.

     (x) "Plan" means this ValueVision Media, Inc. 2004 Omnibus Stock Plan, as may be amended and in effect from time to time.

     (y) "Restricted Stock" means Stock granted under Section 7 of the Plan so long as such Stock remains subject to one or more restrictions.

     (z) "Section 16" or "Section 16(b)" means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

     (aa) "Share" means a share of Stock.

     (bb) "Stock" means the Common Stock, par value $.01 per share, of the Company.

     (cc) "Stock Appreciation Right" means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Section 10 of the Plan.

     (dd) "Subsidiary" means a "subsidiary corporation," as that term is defined in Code Section 424(f) or any successor provision.

     (ee) "Successor" with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and Shares issuable in satisfaction of an Award in the event of the Participant's death.

     (ff) "Term" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

     (gg) "Transferee" means any member of the Participant's immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

     3. Administration and Indemnification.

     (a) Administration.

     (1) The Committee will administer the Plan. The Committee has exclusive power to (A) make Awards, (B) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (C) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award will be subject to an Agreement authorized by the Committee. A majority of the members of the Committee constitutes a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee will be the acts of the Committee. Notwithstanding the foregoing, the Board has the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors and, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

     (2) Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

     (3) To the extent within its discretion and subject to Sections 15 and 16 of the Plan, other than price, the Committee may amend the terms and conditions of any outstanding Award.

     (4) It is the intent that the Plan and all Awards granted under it will be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3(a)(4), that provision to the extent possible will be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining conflict with this intent, the provision will be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

     (5) The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee are final and binding on all parties with an interest therein. Consistent with its terms, the Committee has the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee has discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

     (b) Indemnification. The Company will indemnify each person who is or was a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan. The Company's indemnification obligations under this Section 3(b) will be subject to applicable law and any limitations imposed under the Company's charter documents. The Company will indemnify each such person against and from any liability that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan, so long as such person gives the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. This right of indemnification will not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     4. Shares Available Under the Plan.

     (a) The number of Shares available for distribution under the Plan will not exceed 4,000,000 (subject to adjustment under Section 16).

     (b) Any Shares awarded under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan. This includes any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares. However, Shares with respect to which a Stock Appreciation Right has been exercised, whether paid in cash or in Shares, may not again be awarded under the Plan.

     (c) For the purposes of computing the total number of Shares granted under the Plan, the following rules apply to Awards payable in Shares where appropriate:

          (1) each Option is deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

          (2) an Award other than an Option payable in some other security is deemed to be equal to the number of Shares to which it relates;

          (3) where the number of Shares available under the Award is variable on the date it is granted, the Award is deemed to be equal to the maximum number of Shares that could be received under that particular Award;

          (4) where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award is deemed to be the equivalent of the maximum number of Shares available under the largest single Award; and

          (5) additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

     (d) No fractional Shares may be issued under the Plan. Instead, cash will be paid in lieu of any fractional Share in settlement of an Award.

     (e) The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 500,000.

     5. Eligibility. Participation in the Plan is limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to "employed," "employment" or similar terms (except "Employee") include the providing of services in any capacity or as a director or director emeritus. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, will be deemed a termination of employment for purposes of the Plan.

     6. General Terms of Awards.

     (a) Amount of Award. Each Agreement will set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

     (b) Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, will set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as may be set forth in the Agreement, which may, but need not, include, without limitation, acceleration resulting from the occurrence of an Event or in the event of the Participant's death or retirement. Acceleration of the Performance Cycle of the Performance Units will be subject to Section 11(b).

     (c) Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant's death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Any attempted transfer in violation of this Section 6(c) will be of no effect. Notwithstanding the prior two sentences, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a

Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee will continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to "Participant" mean the original grantee of an Award and not any Transferee.

     (d) Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant's termination of employment, the following provisions will apply:

     (1) Options and Stock Appreciation Rights.

     (A) If a Participant's employment or other relationship with the Company and its Affiliates terminates because of the Participant's death, then any Option or Stock Appreciation Right that has not expired or been terminated will remain exercisable for one year after Participant's death, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to Participant's death.

     (B) If a Participant's employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated will remain exercisable for one year after Participant's termination of employment resulting from Participant's disability, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant's termination of employment resulting from Participant's disability.

     (C) If a Participant's employment terminates for any reason other than death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated will remain exercisable for three months after termination of the Participant's employment or Participant's cessation of service as an Outside Director or director emeritus, whichever occurs later, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant's termination of employment or ceasing to be an Outside Director or director emeritus.

     (D) Notwithstanding Sections 6(d)(1)(A), (B) and (C), in no event will an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Sections 6(d)(1)(A), (B) and (C), except as otherwise provided by the Committee in the Agreement, will terminate as of the end of the periods described in such Sections.

     (2) Performance Units. If a Participant's employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion, the Participant, unless the Committee otherwise provides in the Agreement, will be entitled to a payment with respect to the Performance Units at the end of the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6(d)(2) or in the Agreement, if a Participant's employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant will not be entitled to any payment with respect to that Performance Cycle.

     (3) Restricted Stock Awards. Unless otherwise provided in the Agreement, in case of a Participant's death or disability, the Participant will be entitled to receive a number of Shares of Restricted Stock under outstanding Awards that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions will lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence will terminate at the date of the Participant's termination of employment and such Shares of Restricted Stock will be forfeited to the Company.

     (e) Rights as Shareholder. A Participant will have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

     7. Restricted Stock Awards.

     (a) An Award of Restricted Stock under the Plan will consist of Shares subject to restrictions on transfer and conditions of forfeiture, each of which will be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

     (b) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock will either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as may be provided for in the applicable Agreement.

     (c) The Agreement will describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock will lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions will be issued to the Participant or a Successor or Transferee.

     (d) A Participant or a Transferee with a Restricted Stock Award will have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

     (e) No more than 1,000,000 of the total number of Shares available for Awards under the Plan will be issued during the term of the Plan as Restricted Stock. This limitation will be calculated in accordance with the applicable provisions of Sections 4 and 16.

     8. Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, will determine the terms and conditions of such Awards, so long as such terms and conditions are not inconsistent with this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate. No more than 500,000 of the total number of Shares available for Awards under the Plan may be issued during the term of the Plan in the form of Stock without restrictions.

     9. Stock Options.

     (a) Terms Applicable to all Options.

     (1) Each Option will be granted under an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option will be determined by the Committee and set forth in the Agreement, but can not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Sections 9(b) and 19 or as otherwise determined by the Committee in its discretion).

     (2) The purchase price of the Shares with respect to which an Option is exercised must be paid in full at the time of exercise, except that the Agreement may permit a Participant to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price must be paid in cash, by delivery or tender of Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased under the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. Notwithstanding the foregoing two sentences, a Participant exercising a stock option will not be permitted to pay any portion of the purchase price with

Shares if, in the opinion of the Committee, payment in such manner could have an adverse financial accounting consequence for the Company.

     (3) The Committee may provide, in an Agreement or otherwise, that a Participant who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option ("RELOAD OPTION"). Unless otherwise provided in the Agreement, a Participant, in order to be entitled to a Reload Option, must pay with Shares that have been owned by the Participant for at least the preceding 180 days.

     (4) Each Option is exercisable in whole or in part on the terms provided in the Agreement. Notwithstanding anything to the contrary in this Plan and except as otherwise provided in an Agreement, all Options granted to Employees will vest and become exercisable in full upon the occurrence of an Event. In no event will any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it will be deemed to have lapsed or terminated.

     (b) Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

          (1) the purchase price of each Share subject to an Incentive Stock Option will not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Section 19);

          (2) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) will not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent any Option granted to a Participant exceeds this limit the Option will be treated as a Non-Statutory Stock Option;

          (3) an Incentive Stock Option is not exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

          (4) the Agreement covering an Incentive Stock Option will contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

          (5) notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless:

          (A) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant; and

          (B) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

     (c) Outside Directors' Options

     (1) Annual Outside Director Option Grants. So long as there are a sufficient number of Shares available for issuance under the Plan, for the Annual Meeting of Shareholders to be held on June 22, 2004 and for each Annual Meeting of Shareholders thereafter during the term of this Plan, each Outside Director serving as an Outside Director of the Company immediately following the Annual Meeting will be granted, by virtue of serving as an Outside Director of the Company, a Non-Statutory Stock Option to purchase 20,000 Shares or such other amount as may be established from time to time by the Board, but in no event to exceed 50,000 Shares (an "ANNUAL OUTSIDE DIRECTOR OPTION"). Each Annual Outside Director

Option will be deemed to be granted to each Outside Director immediately after an Annual Meeting or on such other date as determined by the Board.

     (2) Termination of Annual Outside Directors' Options. Each Outside Director Option and all rights to purchase Shares thereunder will terminate on the earliest of:

          (A) ten years after the date that the Outside Director Option was granted or such other time period specified in the Agreement;

          (B) the expiration of the period specified in the Agreement after the death or permanent disability of an Outside Director; or

          (C) ninety days, or such other date specified in the Agreement, after the date the Outside Director ceases to be a director of the Company; however, the option will only be exercisable during this period to the extent it was exercisable as of the date the person ceases to be an Outside Director unless the cessation results from the director's death or permanent disability. Notwithstanding the preceding sentence, if an Outside Director who resigns or whose term expires then becomes a consultant or Employee of the Company within ninety days of such resignation or term expiration, the Outside Director Options of such person will continue in full force and effect.

     (3) Non-exclusivity of Section 9(c). The provisions of this Section 9(c) are not intended to be exclusive; the Committee, in its discretion, may grant Options or other Awards to an Outside Director.

     10. Stock Appreciation Rights. An Award of a Stock Appreciation Right entitles the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (a) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right or as otherwise determined under Section 17(b)(2), over (B) a specified price that is not less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right will be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it will be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee will be made at such time or times as provided in the Agreement in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee). The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

     11. Performance Units.

     (a) Initial Award.

     (1) An Award of Performance Units under the Plan entitles the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include, without limitation, targets relating to one or any combination of two or more of earnings or earnings per share before income tax (profit before taxes); earnings before interest, taxes, depreciation and amortization; net earnings or net earnings per share (profit after taxes); inventory, total or net operating asset turnover; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating profit; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth. Any such targets may relate to one or any combination of two or more of corporate division, a group's, unit's, Affiliate's or an individual's performance. The Agreement may establish that a portion of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement will also provide for the timing of the payment.

     (2) Following the conclusion or acceleration of each Performance Cycle, the Committee will determine, with respect to an Award of Performance Units, the extent to which:

          (A) performance targets have been attained;

          (B) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied; and

          (C) payment is due.

     (b) Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events. Examples of such events include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

     12. Effective Date and Duration of the Plan.

     (a) Effective Date. The Plan was effective on June 22, 2004 (the "EFFECTIVE DATE"). The amendment and restatement of the Plan is being submitted for approval by the shareholders of the Company on June 21, 2006 and will only be effective as of the date of such approval.

     (b) Duration of the Plan. The Plan will remain in effect until the earlier of the date that all Stock subject to it is distributed, all Awards have expired or lapsed, the Plan is terminated under Section 15, or June 22, 2014 (the "TERMINATION DATE"). Notwithstanding the foregoing sentence, any Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option can be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award will be considered the date and time at which the Award is made or granted.

     13. Plan Does Not Affect Employment Status.

     (a) Status as an eligible Employee will not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

     (b) Nothing in the Plan or in any Agreement or related documents confers upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

     14. Tax Withholding. The Company may withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company may also require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may, in its sole discretion, permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

     15. Amendment, Modification and Termination of the Plan.

     (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements to the extent not prohibited by law.

     (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 16 of the Plan does not adversely affect these rights.

     16. Adjustment for Changes in Capitalization.

     (a) Subject to any required action by the Company's shareholders, the Committee, in its sole discretion, has the right to make adjustments, so as to prevent enlargement of rights or inappropriate dilution, to any or all of the following provisions of any outstanding Awards upon the occurrence of any of the events listed in Section 16(b):

          (1) the aggregate number and type of Shares available for Awards under the Plan;

          (2) the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions;

          (3) the number and type of Shares and amount of cash subject to Awards then outstanding; and

          (4) the Option price as to any outstanding Options.

     (b) The Committee may make the adjustments referred to in Section 16(a) to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change.

     (c) Any fractional Shares resulting from an adjustment under Section 16(a) will be rounded to the nearest whole Share.

     17. Fundamental Change.

     (a) In the event of a proposed Fundamental Change, the Committee must either:

          (1) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

          (2) at least ten days before the occurrence of the Fundamental Change, declare (and provide written notice to each holder of an Option or Stock Appreciation Right of such declaration), that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, will be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, of cash in the amount set forth in Section 17(b).

     (b) The amount of any cash payment under Section 17(a)(2) will be equal to:

          (1) for each Share covered by a canceled Option, the amount, if any, by which the Fair Market Value (as defined in Section 17(f)) per Share exceeds the exercise price per Share covered by such Option; or

          (2) for each Stock Appreciation Right, the price determined under
     Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right (as that term is used in Section 10(a)), will be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated as set forth in Section 17(f).

     (c) At the time of any declaration under Section 17(a)(2), each Option and Stock Appreciation Right will immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right will have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be.

     (d) In the event of a declaration under Section 17(a)(2), each outstanding Option and Stock Appreciation Right that has not have been exercised before the Fundamental Change will be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.

     (e) No person holding an Option or a Stock Appreciation Right will be entitled to the payment provided for in this Section 17 if such Option or Stock Appreciation Right terminated, expired or was cancelled prior to the date of any Fundamental Change in accordance with its terms.

     (f) For purposes of this Section 17 only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

     (g) Any cash payment required to be made under Section 17(a)(2) must be made within ten days after the Fundamental Change.

     18. Forfeitures.

     (a) An Agreement may provide that if a Participant has received or is entitled to payment of cash, delivery of Shares, or a combination thereof under an Award within six months before the Participant's termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash or Shares received with respect to the Award in the event of certain occurrences specified in the Agreement. In lieu of forfeiting Shares, a Participant may return or forfeit to the Company the economic value of such Shares determined as of:

          (1) the date of the exercise of Options or Stock Appreciation Rights;

          (2) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions; or

          (3) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be.

     (b) The Committee's right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant's termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

     19. Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Board, at the time of the grant, deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

     20. Unfunded Plan. The Plan is unfunded and the Company is not required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors will be deemed to be a trustee of any amounts to be paid under the Plan nor will anything contained in the Plan or any action taken under its provisions create or be construed to create a fiduciary relationship between the Company or its Affiliates and a Participant, Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, such right will be no greater than the right of an unsecured general creditor of the Company.

     21. Limits of Liability.

     (a) Any liability of the Company to any Participant with respect to an Award will be based solely upon contractual obligations created by the Plan and the applicable Agreement.

     (b) Except as may be required by law, neither the Company nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken, or not taken, in good faith under the Plan.

     22. Compliance with Applicable Legal Requirements. No certificate for Shares distributable under the Plan will be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

     23. Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

     24. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made under the Plan will not be considered part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and will not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

     25. Beneficiary Upon Participant's Death. To the extent that the transfer of a Participant's Award at his or her death is permitted under an Agreement, a Participant's Award will be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

     26. Change-in-Control Payments.

     (a) Notwithstanding Section 17, if any Award, either alone or together with other payments in the nature of compensation to a Participant that are contingent on a change in the ownership or effective control of the Company or a substantial portion of the assets of the Company, would result in any portion thereof being subject to an excise tax imposed under Code Section 4999, or any successor provision, or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in Code Section 1504, or any successor provision), or other person making such payments as a result of Code
Section 280G, or any successor provision, then such Award and such other benefits and payments will be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to such an excise tax or being not so deductible.

     (b) For purposes of Section 26(a):

          (1) no portion of payments the receipt or enjoyment of which a Participant will have effectively waived in writing before the date of distribution of an Award will be taken into account; and

          (2) the value of any non-cash benefit or any deferred payment or benefit included in such payment will be determined by the Company's independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4) or any successor provisions.

     (c) Any Award not paid as a result of this Section 26 or reduced to zero as a result of the limitations imposed hereby, will remain outstanding in full force and effect in accordance with the other terms and provisions of this Plan.

     27. Requirements of Law.

     (a) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken in accordance with the Plan will be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and will be construed accordingly.

     (b) If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not effect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

                             COMMON STOCK PROXY CARD
                               COMMON STOCK PROXY

                             VALUEVISION MEDIA, INC.

               PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.



















VALUEVISION MEDIA, INC.                                                    PROXY
--------------------------------------------------------------------------------
The undersigned, a shareholder of ValueVision Media, Inc., hereby appoints William J. Lansing and Frank P. Elsenbast, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual meeting of shareholders of ValueVision Media, Inc. to be held at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on Wednesday, June 21, 2006 at 9:00 a.m., central time, and at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in proposal 1 and FOR proposals 2 and 3 and at their discretion on any other business as may properly come before the meeting.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the meeting.

                      See reverse for voting instructions.

                                                                       COMPANY #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 20, 2006.

- Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/VVTV/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 20, 2006.

- Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to ValueVision Media, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                             - Please detach here -


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.    Election of directors:    01 James J. Barnett       04 Robert J. Korkowski
                                02 John D. Buck           05 William J. Lansing
                                03 Marshall S. Geller     06 George A. Vandeman

      [ ] Vote FOR                   [ ] Vote WITHHELD
          all nominees                   from all nominees
          (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. Proposal to ratify Deloitte & Touche LLP as independent registered public accounting firm for the current fiscal year.

      [ ] For                        [ ] Against                     [ ] Abstain

3.    Proposal to amend and restate the 2004 Omnibus Stock Plan.

      [ ] For                        [ ] Against                     [ ] Abstain


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box [ ] Indicate changes below:



Date
    -------------------------------------------------

Signature(s) in Box

Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                           PREFERRED STOCK PROXY CARD
                              PREFERRED STOCK PROXY

                             VALUEVISION MEDIA, INC.

                  PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.



















VALUEVISION MEDIA, INC.                                                    PROXY
--------------------------------------------------------------------------------

The undersigned, a shareholder of ValueVision Media, Inc., hereby appoints William J. Lansing and Frank P. Elsenbast, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of ValueVision Media, Inc. to be held at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on Wednesday, June 21, 2006 at 9:00 a.m., central time, and at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in proposal 1 and FOR proposals 2 and 3 and at their discretion on any other business as may properly come before the meeting.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the meeting.

                      See reverse for voting instructions.

                                                                       COMPANY #



















                             - Please detach here -


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.    Election of directors:   01 Ronald J. Herman, Jr.
                               02 Douglas V. Holloway
                               03 Jay Ireland

      [ ] Vote FOR                   [ ] Vote WITHHELD
          all nominees                   from all nominees
          (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. Proposal to ratify Deloitte & Touche LLP as independent registered public accounting firm for the current fiscal year.

      [ ] For                        [ ] Against                     [ ] Abstain

3.    Proposal to amend and restate the 2004 Omnibus Stock Plan.

      [ ] For                        [ ] Against                     [ ] Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? [ ] Mark Box Indicate changes below:



Date
    -------------------------------------------------



Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.